                                  EXHIBIT 10.20

                          BRANCH DEVELOPMENT AGREEMENT

         This Branch Development Agreement (the "Agreement") is made as of this 19th day of August, 2002, by and among CapitalBank, a South Carolina banking corporation (the "Bank"), and Nuevo Latino Investment Company, L.L.C., a South Carolina limited liability company ("NLIC").

                              Preliminary Statement

         NLIC has pursued the development of a de novo bank in Greenville, South Carolina to serve the Hispanic population. It is understood that NLIC has recently determined to modify its development plans to accommodate the synergies and other advantages of the Bank, with the assistance of NLIC, developing a bank branch or branches to be owned by the Bank to serve the Hispanic population (the "Branch"), all as more fully set forth herein.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             Statement of Agreement

         1. Structure and Location. The Branch or Branches will be wholly-owned by the Bank and, unless the parties hereto mutually agree otherwise, the initial Branch will be located at 2520 Wade Hampton Blvd, Greenville, South Carolina 29615 (the "Premises"). Hereafter in this Agreement any reference to "the Branch" shall be deemed to refer to the initial Branch and to any subsequent Branch opened by the Bank to service primarily the Hispanic community in South Carolina, and the provisions of this Agreement shall apply to any such subsequent Branch.

         2. Development. Each of the parties has agreed to cooperate in all aspects of the development of the initial Branch and any subsequent Branches and to exercise their good faith and best efforts to accomplish the goals contemplated by this Agreement. Notwithstanding the forgoing, the division of responsibilities related to the organization and formation of the Branch shall be as follows:

                  A. The Bank shall be responsible for the legal and accounting aspects of completing the organization of the Branch and all state and federal regulatory approvals, but NLIC, prior to the opening of the Branch, shall be consulted and have opportunity for input and comment on all major issues related thereto.

         THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH
             CAROLINA UNIFORM ARBITRATION ACT, AS MODIFIED HEREIN.

                  B. NLIC shall be responsible for the leasing of the Premises related to the proposed operation of the Branch, but the Bank shall have opportunity for input and comment and shall have approval over the selection of such property and all material documents and issues related thereto. The proposed lease (the "Lease") shall be for a term of not less than three (3) years and shall expressly permit NLIC to sublease the Premises to the Bank.


                  C. NLIC shall assist the Bank in developing a marketing plan for the Branch and shall, as soon as reasonably possible, provide a list of potential Hispanic employees to staff the Branch.

                  D. The Bank shall procure and provide professional bank consulting services to assist with the formation of the Branch and all state and federal regulatory approvals.

                  E. The Bank shall use its commercially reasonable best efforts to provide signage, products, services, pricing and collateral materials that will support an aggressive growth strategy for the Branch.

                  F. The Bank shall provide all regulatory, operational, training and marketing support for the Branch.

         3.       Execution and Delivery of Certain Documents.

                  A. By NLIC. Simultaneously with the execution and delivery of this Agreement, NLIC will execute and deliver to the Bank, or cause to be executed and delivered to the Bank, each of the following:

                        1. Employment Agreement. An employment agreement by and between Sonnia Aristizabal ("Aristizabal") and the Bank, substantially in the form attached hereto as Exhibit A (the "Employment Agreement"). Aristizabal shall be employed as a banking officer of the Bank, and her duties shall include assisting the Bank with the formation of the Branch. Upon the opening of the Branch, Aristizabal shall serve as the branch manager of the Branch, all in accordance with and subject to the Employment Agreement.

                        2. Sublease. NLIC shall sublease the Premises to the Bank pursuant to a sublease substantially in the form attached hereto as Exhibit B (the "Sublease").

                        3. Non-Competition Covenants. Each of the following affiliates of NLIC shall execute and deliver to the Bank, a non-competition covenant substantially in the form attached hereto as Exhibit C: Juan Castellanos, Fernando Zambrando, Maria Jose Lehman, Cristina Schleifer, W. Walt Wilkins III, Jim G. Callaway, John T. "Buddy" Mills, Jr., James L. Rogers and Miguel Banda.

                  B. By the Bank. Simultaneously with the execution and delivery of this Agreement, the Bank shall execute and deliver each of the following:

                        1. Employment Agreement. The Employment Agreement shall be executed by the Bank and delivered to Aristizabal.

                        2. Sublease. The Sublease shall be executed by the Bank and delivered to NLIC.

         4.       Allocation of Expenses.

                  A.    Expenses Paid By Bank.

                        1. Legal and Accounting Fees of the Bank. The Bank shall be responsible for, and shall advance, all legal and accounting fees incurred by the Bank (i) which are associated with the regulatory approval of opening the Branch, or (ii) in connection with the transactions contemplated herein.

                        2. Employee Expenses. The Bank shall be responsible for, and shall advance, all salary, FICA, perquisites and fringe benefits to Aristizabal as set forth in the Employment Agreement.

                        3. Certain Improvements to Premises. As soon as practical after the execution and delivery of the Sublease, the Bank, at the Bank's expense, shall repair or replace the computers, terminals, telephone system, ATM and signage serving the Branch. The Bank hereby agrees to consider all outside contractors to perform such improvements on a bid for service basis giving favorable consideration to Hispanic owned contractors whenever possible; provided however, the parties hereto acknowledge and agree that the selection of such contractor(s) shall be in the sole discretion of the Bank.

                        4. General Expenses. All costs and expenses, other than the costs and expenses to be paid by NLIC as set forth in Section 4(B) hereof, incurred by the Bank in connection with the formation of the Branch, including but not limited to professional bank consulting fees, the acquisition or leasing of personal property and equipment as contemplated herein, FDIC and other federal regulatory filing fees, and state filing fees, shall be the responsibility of, and advanced by, the Bank.

                  B. Expenses Paid By NLIC. NLIC shall advance the costs and expenses related to the following:

                        1. Premises. All costs and expenses related to the leasing of the Premises.

                        2. Certain Improvements to Premises. As soon as practical after the execution and delivery of the Sublease, NLIC, at NLIC's expense, shall (i) repair or replace the teller counter, vault doors, safety deposit boxes and other bank equipment serving the Branch not expressly set forth in Section 4(A)(3) above, (ii) carpet, paint and wallpaper the Branch, and (iii) provide furniture and furnishings to the Branch (collectively the "NLIC Improvements'). All NLIC Improvements shall be of good quality and shall require the prior approval of the Bank which shall not be unreasonably withheld.

                        3. Legal and Accounting Fees of NLIC. All costs and expenses incurred by NLIC and its affiliates in connection with the transactions contemplated by this Agreement, including but not limited to legal and other professional fees related to the internal affairs of NLIC and its members and other affiliates, shall be the responsibility of, and advanced by, NLIC.

         5. Management Decisions. Notwithstanding anything contained herein to the contrary, it is understood and agreed that the Bank shall have the sole and exclusive right of management over the Branch, including without limitation, the determination of the professional standards to be observed, the determination of the products and services to be offered, the determination of the fees to be charged, and the determination of the office hours to be maintained. In addition to the foregoing, the parties hereto agree that Bank shall have sole discretion to hire, terminate and discipline all employees serving the Branch. The Bank, in its sole discretion, may require any or all potential employees of the Branch, as a condition of employment, to execute non-competition and confidentiality covenants. Any such non-competition and confidentiality covenants shall not, however, proscribe or in any way inhibit the right of any employees of the Branch to become employed by the de novo bank to be created by NLIC when NLIC exercises the Option referenced in Section 13 of this Agreement.

         6. Professional Standards. NLIC acknowledges and agrees that NLIC and its agents will at all times faithfully adhere to the principles and ethics of the banking profession, and will carefully avoid any and all personal or professional acts, habits and usages which might injure in any way, directly or indirectly, the Bank's or Community Capital Corporation's ("CCC") professional reputations or that of any employee of the Bank or CCC, or which might otherwise be detrimental to any interest of the Bank or CCC.

         7.       Advisory Committee.

                  A. Upon the organization of the Branch, the Bank agrees to organize an advisory committee to advise the Bank in managing, operating, marketing and developing the Branch (the "Advisory Committee").

                  B. Each member of the Advisory Committee shall be given notice by the Bank of all meetings of the Advisory Committee which shall meet from time to time.

                  C. The decisions of the Advisory Committee shall not be binding upon the Bank. Each member of the Advisory Committee shall not be deemed to be a fiduciary of the Bank for any purpose and shall not have authority to approve or incur any liability or obligation in the name, or on behalf, of the Bank.

                  D. The number of members of the Advisory Committee shall be determined from time to time by the Bank and appointed by the Bank in its sole discretion. The initial members of the Advisory Committee shall be Juan Castellanos, Fernando Zambrando, Maria Jose Lehman, Cristina Schleifer, W. Walt Wilkins III, Jim G. Callaway, John T. "Buddy" Mills, Jr., James L. Rogers, Sonnia Aristizabal and Miguel Banda. Notwithstanding the foregoing, the Bank shall not appoint any individual: (i) who does not agree to serve on the Advisory Committee, (ii) who is prohibited by federal or state law, rule, or regulation from serving on the board of directors of a bank or the subsidiary of a publicly held company, (iii) who has violated this Agreement, (iv) who is not approved by the Board of Directors of the Bank, and (v) who has not executed and delivered to the Bank a non-competition and confidentiality agreement, the form and content of which shall be approved by the Bank from time to time.

         8. Lock-Up. In consideration for the incurring of costs and expenses by the Bank for the transactions contemplated herein, for a period commencing the date hereof and ending on the third anniversary of the date the branch to be located at 2520 Wade Hampton Blvd., Greenville, SC begins operations to the public as a branch bank of the Bank (the "Third Anniversary"), NLIC agrees not to participate directly or indirectly in any activity related to the formation of a new financial institution, or the affiliation with or expansion of an existing financial institution, in Greenville and/or Spartanburg Counties, South Carolina other than the Branch contemplated herein or a modification thereof which is to be wholly-owned by the Bank. Notwithstanding the foregoing, upon (i) the lawful exercise by NLIC of the Option as defined in
Section 13 below, and (ii) the execution and delivery to the Bank of the Purchase and Assumption Agreement as defined in Section 13 below, the parties hereto acknowledge and agree that NLIC may participate directly or indirectly in the formation of a new financial institution to be headquartered and located in Greenville County, South Carolina (the "New Bank"). NLIC has carefully read and considered the provisions of this Section, and, having done so, agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of the Bank. NLIC acknowledges that NLIC's services hereunder are of a special and unusual character with a unique value to the Bank, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by NLIC of any of the provisions of this Section, the Bank in addition to and not in limitation of, any other rights, remedies, or damages available under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by the breaching party or such party's members, partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with NLIC.

         9. Publicity and Confidentiality. All press releases and public announcements about the Branch and any other activities contemplated by this Agreement require the prior written approval of the Bank after consultation with securities counsel for the Bank and CCC. NLIC (i) will abide by any disclosure and confidentiality guidelines to be provided from time to time by the Bank and its counsel, (ii) will not make any disclosures that are harmful to the development of the Branch unless legally required to do so, and (iii) will not make any disclosure respecting any matters contemplated in this Agreement that will adversely affect the Bank's and CCC's respective compliance with federal or state securities laws. Neither NLIC nor any member or manager of NLIC will trade in any of CCC's stock when in possession of material non-public information respecting the Bank, CCC or the Branch.

         10. Termination. This Agreement shall terminate upon the written consent of the Bank and NLIC.

         11. Legal Compliance. This Agreement constitutes neither an offer to sell, nor a solicitation of an offer to buy, securities of any kind whatsoever. Each of NLIC and the Bank represent and warrant to the other party hereto that execution and performance of this Agreement and the transactions contemplated herein will not violate any contract, commitment, or other legal requirement binding upon such party.

         12. Regulatory Approval. The parties hereto acknowledge that the transactions contemplated herein are subject to, and conditioned upon, the approval of the applicable state and federal regulators.

         13. Option to Purchase Branch. Bank hereby grants to NLIC the exclusive and irrevocable option (the "Option") to purchase the Branch from the Bank subject to the following terms:

                  A. Term. Provided NLIC has not breached this Agreement, the Option hereby granted may be exercised by NLIC in full at any time on or before the Third Anniversary. If this Option to purchase the Branch has not been lawfully exercised on or before the Third Anniversary, all of the rights of NLIC under this Section 13 shall expire and terminate.

                  B. Exercise of Option. The Option hereby granted may be exercised by written notice delivered by NLIC to the Bank in accordance with
Section 22 herein (the "Exercise Notice").

                  C. Execution of Purchase and Assumption Agreement. Upon the exercise by NLIC of this Option to purchase the Branch, NLIC and the Bank shall use their best efforts to negotiate and execute a purchase and assumption agreement substantially in the form attached hereto as Exhibit D (the "Purchase and Assumption Agreement") as soon as reasonably practicable. Unless the Bank agrees otherwise, the third party to the Purchase and Assumption Agreement shall be a de novo financial institution in organization to be headquartered in Greenville County, South Carolina, at least 20% of whose capital stock is directly or indirectly owned by NLIC or the members of NLIC. In the event the Purchase and Assumption Agreement is not executed and delivered to the parties thereto before 5:00 P.M. on the tenth business day following receipt by the Bank of the Exercise Notice, unless the Bank determines otherwise, such Exercise Notice shall be deemed null and void and of no effect and all of the rights of NLIC under this Section 13 shall expire and terminate.

                  D. Delivery of Regulatory Applications. Notwithstanding anything contained herein, the Bank shall not be required to execute the Purchase and Assumption Agreement unless and until delivery by NLIC to the Bank of drafts of all applicable regulatory applications in substantially completed form. The parties hereto acknowledge that the transactions contemplated in the Purchase and Assumption Agreement are subject to, and conditioned upon, the approval of the applicable state and federal regulators.

                  E. Purchase Price. The parties acknowledge that the purchase price for the Branch shall be determined in accordance with Article 3 of the Purchase and Assumption Agreement.

                  F. Closing. The sale contemplated by the Option will be consummated in accordance with the terms and conditions set forth in the Purchase and Assumption Agreement.

                  G. Survival. NLIC's exercise of this Option shall not in any manner impair or effect each parties' obligations under this Agreement, and all applicable provisions of this Agreement shall continue to apply until the closing of the transactions contemplated in the Purchase and Assumption Agreement.

                  H. Specific Performance. The parties shall be entitled to seek and obtain specific performance of this Option or such other relief in equity or at law as may be available.

                  I.    No Assignment. NLIC may not assign its rights under this
Section 13 to any person or entity without the Bank's prior written consent, which may be withheld for any or no reason.

                  J. Non-competition by Bank. The Bank agrees that following the closing of the sale contemplated by the Option referenced in this Section 13, the Bank, its successors and assigns, will not market financial services to the Hispanic community located within the counties of Greenville or Spartanburg, SC, nor shall the Bank solicit or attempt to retain any employees of the Branch or of the New Bank. Nothing in this clause J shall prohibit the Bank or its related entities from providing or marketing financial services to the public at large, even if Hispanic members of the general population also coincidentally make use of those services, as long as the principal marketing focus of the Bank's efforts are directed to the general public and not specifically to the Hispanic population. This clause J shall remain effective until the earlier of
(i) two (2) years following the date of the closing of the sale contemplated by the Option referenced in this Section 13, or (ii) the acquisition of the Bank by another financial institution which as of the date of such acquisition is marketing financial services specifically targeted to the Hispanic community located within the counties of Greenville or Spartanburg, SC. The Bank hereby acknowledges that a violation of this clause J would lead to irreparable damage to NLIC. Accordingly, this clause J shall be enforced by any and all legal and equitable remedies available, including without limitation specific performance and injunctive relief, without the need for showing irreparable damage on the part of NLIC. This clause J shall survive termination of this Agreement.

         14. Members of NLIC. NLIC hereby represents and warrants that as of the date hereof, Juan Castellanos, Fernando Zambrando, Maria Jose Lehman, Cristina Schleifer, W. Walt Wilkins III, John T. "Buddy" Mills, Jr., James L. Rogers, Sonnia Aristizabal, Miguel Banda, and First Base Ventures, L.L.C., a South Carolina limited liability company, are all of the members of NLIC.

         15. Modifications. This Agreement can only be modified by a written agreement duly signed by the Bank and NLIC. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

         16. Waiver. Any waiver by a party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

         17. Relationship of the Parties. Nothing herein shall be deemed to create any partnership or joint venture relationship between the parties. No party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this Section.

         18. Third Parties. The provisions of this Agreement are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with any of the parties hereto by virtue of this Agreement.

         19. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by a party, except the Bank may assign this Agreement to any corporation controlled by or under common control with the Bank, or in connection with the sale of all or substantially all of the assets of the Bank.

         20. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

         21. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements and representations between the parties with respect thereto, including but not limited to the Memorandum dated June 17, 2002.

         22. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
(i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, registered or certified, return receipt requested, and addressed as follows:

                  Bank:            CapitalBank
                                   1402-C Highway 72
                                   Post Office Box 218
                                   Greenwood, SC 29649
                                   Attn:  William G. Stevens

                  NLIC:              Nuevo Latino Investment Company, L.L.C.
                                     c/o Leatherwood Walker Todd & Mann, P.C.
                                     Post Office Box 87
                                     Greenville, South Carolina 29602
                                     Attn:  James L. Rogers, Jr.

The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

         23. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         24. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

         25. Venue and Jurisdiction. Subject to Section 26 below, the parties hereto hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waive any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding.

         26. Arbitration. If a dispute, controversy or claim (whether based upon contract, tort, statute, common law or otherwise) (collectively a "Dispute") arises from or relates directly or indirectly to the subject matter hereof, and if the Dispute cannot be settled through direct discussions, the parties hereto shall first endeavor to resolve the Dispute by participating in a mediation administered by the American Arbitration Association (the "AAA") under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved Dispute shall be settled by binding arbitration administered by the AAA in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitration proceedings shall be conducted in Columbia, South Carolina on an expedited basis before a neutral arbitrator who is a member of the Bar of the State of South Carolina, and has been actively engaged in the practice of law for at least fifteen (15) years, specializing in commercial transactions with substantial experience in the subject matter of this Agreement. Unless otherwise deemed appropriate by the arbitrator, the prevailing party in any such arbitration proceeding shall be entitled to an award of all reasonable out of pocket costs and expenses (including attorneys' and arbitrators' fees) related to the arbitration.

         27. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

         28. Captions and Headings/Usage. The captions and headings are inserted in this Agreement for convenience only, and in no event be deemed to define, limit or describe the scope or intent of this Agreement, or of any provision hereof, nor in any way affect the interpretation of this Agreement. All pronouns and defined terms appearing herein shall be deemed to include both the singular and plural, and to refer to all genders, unless the context clearly requires otherwise.

         29. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same original.

         30. Covenant of Good faith and Fair Dealing. The parties covenant to undertake all actions reasonably necessary to enable one another to fulfill their respective duties, rights and obligations under this Agreement, and to act in good faith with respect thereto, including but not limited the Bank's providing all cooperation reasonably necessary to assist NLIC's exercising the Option set forth in Section 13 above.

                        [SIGNATURE PAGE ATTACHED HERETO]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Branch Development Agreement to be legally binding and effective as of the date first above written.

                                                BANK:

                                                CAPITALBANK

                                                By: /S  WILLIAM G. STEVENS
                                                   -------------------------
                                                    William G. Stevens
                                                Its: President

                                                NLIC:

                                                NUEVO LATINO INVESTMENT COMPANY,
                                                L.L.C.

                                                By: /S  MIGUEL BANDA
                                                   ---------------------------
                                                    Miguel Banda
                                                Its: Chairman of the Board

                                    EXHIBIT A

                          Form of Employment Agreement

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of the 19th day of August, 2002, by and between CapitalBank, a South Carolina corporation ("Employer"), and Sonnia Aristizabal ("Employee").

         WHEREAS, Employer is a banking corporation wholly-owned by Community Capital Corporation, a South Carolina corporation ("CCC");

         WHEREAS, Employer has entered into that certain Branch Development Agreement dated as of the date hereof (the "Development Agreement") by and between Employer and Nuevo Latino Investment Company, L.L.C., a South Carolina limited liability company ("NLIC");

         WHEREAS, pursuant to the Development Agreement, Employer and NLIC have agreed to develop a bank branch or branches (collectively the "Branch") to be owned by Employer to serve the Hispanic population of South Carolina, and NLIC has an option to purchase the Branch (the "Option"), all as more specifically set forth in the Development Agreement; and

         WHEREAS, in connection with the above-listed transaction, Employer desires to employ Employee, and Employee desires to be employed by Employer, in accordance with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the aforementioned premises, the mutual promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the parties, intending to be legally bound, agree as follows:

         1. Employment. Employer hereby agrees to employ Employee to perform the duties described in Section 3 below subject to and in accordance with the terms and conditions hereof, and Employee hereby accepts such employment.

         2. Term. The employment shall commence on the date hereof, and shall continue for an initial term of two years, unless earlier terminated in accordance with Section 8 hereof.

         3.   Duties of Employee.

              (a) In accepting employment by Employer, Employee shall undertake and assume the responsibility of performing for and on behalf of Employer the duties of a Banking Officer of the Employer and/or such other duties as may be assigned to Employee by Employer at any time and from time to time, including but not limited to duties of assisting Employer with the formation of the Branch and acting as branch manager of the Branch upon its opening. Notwithstanding the foregoing, except with Employee's written consent, Employee shall not be permanently assigned to any position of lower professional status.

              (b) During the term of this Agreement, Employee shall be a full-time employee of Employer and shall devote Employee's full working time and efforts to Employee's duties hereunder. Employee shall perform all of Employee's duties hereunder to the best of Employee's ability and shall not, directly or indirectly, engage or participate in any activities in conflict with the best interests of Employer, and will conduct all of Employee's activities in strict loyalty to Employer. Without limiting the generality of the foregoing, Employee shall not engage in any activity for compensation or pecuniary gain other than Employee's employment hereunder and passive investing for the account of Employee or members of Employee's household.

              (c) During the term of this Agreement, Employee shall faithfully adhere to the principles and ethics of the banking profession and will carefully avoid any and all personal or professional acts, habits, and usages that might injure in any way, directly or indirectly, Employer's or CCC's professional reputations or that of any employee of Employer or CCC, or which might otherwise be detrimental to any interest of Employer or CCC.

         4. Compensation. As compensation for the services to be rendered by Employee for Employer under this Agreement, Employee shall be compensated as follows:

              (a) Base Salary. Employee shall be compensated by Employer on the basis of an annual salary of Thirty-Six Thousand and No/100 ($36.000) Dollars. Such salary shall be payable in pay periods as determined by the Employer, but in no event less frequently than monthly.

              (b) Vacation. Employer shall provide ten business days of paid vacation time each calendar year. Such vacation days are to be taken at such time or times as Employee may reasonably request, subject to the Employer's convenience and prior approval, which approval shall not be unreasonably withheld. Vacation time shall not cumulate year to year.

              (c) Reimbursement For Expenses. Employer shall provide reimbursement of all pre-approved reasonable expenses incurred by Employee for the benefit of Employer in the performance of Employee's duties hereunder.

              (d) Other Benefits. The Employer shall provide other benefits (e.g., health insurance coverage, dental insurance coverage, life insurance, disability insurance, participation in pension plans, and paid leave, etc.) reasonably comparable to, and no less favorable to Employee than, those benefits, if any, generally provided to other banking officers of Employer.

         The compensation stated above is intended to be the total compensation paid to Employee.

         5. Confidentiality, Secrecy, and Publicity. Employee acknowledges that in and as a result of Employee's employment hereunder, Employee will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to Employer's business and to CCC, including without limitation technological know-how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by Employer, the equipment and methods used and preferred by Employer's customers, and the fees paid by them (all of which are deemed for all purposes confidential and proprietary). As a material inducement to Employer to enter into this Agreement and to pay to

Employee the compensation stated in Section 4, Employee covenants and agrees that during the term of Employee's employment hereunder, and for two years after the expiration or earlier termination of Employee's employment by Employer, Employee shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of Employer or of CCC.

         Additionally, Employee: (i) shall obtain the prior written approval of Employer after consultation with securities counsel for Employer and CCC before making any press releases and public announcements about the Branch or any other activities contemplated by the Development Agreement; (ii) shall abide by any disclosure and confidentiality guidelines to be provided from time to time by Employer and its counsel; (iii) shall not make any disclosures that are harmful to the development of the Branch unless legally required to do so; (iv) shall not make any disclosure respecting any matters contemplated in the Development Agreement that will adversely affect Employer's and CCC's respective compliance with federal or state securities laws; and (v) shall not trade in any of CCC's stock when in possession of material non-public information respecting Employer, CCC, or the Branch.

         6. Covenants Against Competition. In view of the unique value to Employer of the services of Employee for which Employer has contracted hereunder, because of the confidential information to be obtained by or disclosed to Employee, as hereinabove set forth, and because Employee's employment hereunder will result in Employee's development of a unique relationship with customers, suppliers and employees, as a material inducement to Employer to enter into this Agreement and to pay to Employee the compensation stated in Section 4, Employee covenants and agrees as follows:

            (a) During Employee's employment by Employer and for a period expiring on the earlier to occur of the date one year after the expiration of the term of this Agreement or the date two years after the earlier termination for any reason of Employee's employment by Employer, Employee shall not directly or indirectly solicit or divert employment of any employee of the business of Employer or CCC, or employ any person previously employed by Employer or CCC.

            (b) During Employee's employment by Employer and for a period expiring on the earlier to occur of the date one year after the expiration of the term of this Agreement or the date two years after the earlier termination for any reason of Employee's employment by Employer, Employee shall not directly or indirectly solicit, divert or convert, or assist another person or entity to solicit, divert or convert, customers of Employer or CCC to any other company or entity providing substantially the same or competitive services or products as Employer or CCC.

            (c) During Employee's employment by Employer and for a period expiring on the earlier to occur of the date one year after the expiration of the term of this Agreement or the date two years after the earlier termination of Employee's employment by Employer for any reason other than Employer's termination of Employee pursuant to Section 8(b) or 8(c) hereof, Employee shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the business of Employer or any subsidiary of Employer, or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that Employee shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the Nasdaq National Market System, so long as Employee is not a controlling person of, or a member of a group that controls, such corporation and Employee is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 6(c) shall apply everywhere within the counties of Greenville and Spartanburg, South Carolina.

            (d) Notwithstanding the foregoing, upon (i) the lawful exercise by NLIC of the Option to purchase the Branch and form a new bank (the "New Bank"), and (ii) the execution and delivery by NLIC to the Bank of that certain Purchase and Assumption Agreement executed in connection with the exercise of the Option (the "Purchase Agreement"), the parties hereto acknowledge and agree that Employee shall not be in violation of the restrictions contained in this Section 6 as long as any activities of Employee that otherwise would be in violation of this Section 6 are performed for or on behalf of the New Bank.

       7.   Reasonableness, Enforceability and Remedies.

            (a) Employee has carefully read and considered the provisions of Sections 5, 6, and 7, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 6, are fair and reasonable and are reasonably required for the protection of the interests of Employer and CCC and their respective officers, directors, shareholders, employees, and affiliates.

            (b) In the event that, notwithstanding the foregoing, any of the provisions of Sections 5, 6, or 7 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 5 or 6 relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

            (c) Employee acknowledges that the services Employee is to render are of a special and unusual character with a unique value to Employer and to CCC, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Employee of any of the provisions of Sections 5 or 6, Employer and CCC, in addition to and not in limitation of, any other rights, remedies, or damages available to CCC and to Employer under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with Employee.

            (d) Employee covenants and agrees that if Employee shall violate any of Employee's covenants or agreements under Sections 5 or 6, Employer and CCC shall be entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Employee directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by Employer or CCC or their respective affiliates as a result of any such violation; (iii) any injunctive relief to which Employer or CCC is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein. The remedies set forth herein shall not be the sole and exclusive remedies to which Employer or CCC is entitled for violation of Sections 5 or 6.

            (e) Except as specifically set forth in Section 6(c) and (d) hereof, Employee's obligations under Sections 5 and 6 shall survive any termination of Employee's employment hereunder.

      8.    Termination.

            (a) For Cause By Employer. Notwithstanding any other provision hereof, Employer may terminate Employee's employment under this Agreement immediately at any time for "cause." For purposes hereof the term "cause" shall include, but not be limited to, the commission of any of the following by
Employee: dishonesty; theft; unethical business conduct; indictment for a felony; indictment for a misdemeanor involving moral turpitude; drug or alcohol addiction or abuse; incompetence in the performance of duties on behalf of Employer; violation of the terms and provisions of this Agreement; willful or recurring insubordination; failure to attempt, in good faith, to comply with reasonable instructions of Employer; violation by Employee of any federal or state banking law, rule or regulation; causing or permitting, whether intentionally or negligently, Employer to materially violate any federal or state banking law, rule or regulation; or if Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer or any subsidiary of Employer by notice served under Section 8(e) of the Federal Deposit Insurance Act (12 U.S.C., Section 1818 (e)). All compensation (including without limitation the Base Salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

            (b) Without Cause By Employer. Employer may terminate this Agreement "without cause" upon thirty days prior written notice to Employee. In the event of such termination, all compensation (including without limitation the Base Salary and any perquisites and fringe benefits, if any) to which Employee would otherwise be entitled (for periods after the effective date of the termination) shall be discontinued and forfeited as of the effective date of such termination. In the event of termination without cause pursuant to this Section 8(b), the provisions of Section 6 shall be abrogated and shall not survive such termination.

            (c) By Employer For Approval Issues Or Termination of Development Agreement. Employer may immediately terminate this Agreement upon the occurrence of any of the following events:

               (i) receipt by Employer or CCC of written notice of refusal by the South Carolina State Board of Financial Institutions (the "State Board") or by the Federal Reserve Board (the "FRB") to approve Employer's application for approval of formation of the Branch;

               (ii) receipt by Employer or CCC of written notice of refusal by the State Board or the FRB to approve Employer's application, if any, for approval of sale of the Branch to NLIC, as contemplated in the Option and the Development Agreement;

               (iii) receipt by Employer or CCC of written notice of refusal by the State Board, the FRB, the Federal Deposit Insurance Company, or any other applicable government agency to approve any other application required in Employer's sole discretion to consummate the transactions contemplated in the Development Agreement;

               (iv)  termination of the Development Agreement; or

               (v) termination of the Purchase Agreement prior to the consummation of the transactions contemplated therein.

     In the event of such termination, all compensation (including without limitation the Base Salary and any perquisites and fringe benefits, if any) to which Employee would otherwise be entitled (for periods after the effective date of the termination) shall be discontinued and forfeited as of the effective date of such termination.

          (d) Termination By Employee. Employee may with or without cause terminate this Agreement upon thirty days prior written notice to Employer. In the event of such termination, all compensation (including without limitation the Base Salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination. Employee's death shall be deemed termination of this Agreement pursuant to this Section 8(d).

          (e) Disability. In the event of the Employee's disability during employment under this Agreement, then employment under this Agreement shall terminate. For purposes of this Agreement, except as provided hereinbelow, "disability" shall mean the inability of Employee, due to sickness or other incapacity, to perform Employee's duties under this Agreement for a period in excess of ninety substantially consecutive days. Such termination shall become effective at Employer's election upon the expiration of such ninety-day period of disability. Upon termination of employment under this Agreement due to Employee's disability, all compensation (including without limitation the Base Salary, and all perquisites and fringe benefits) to which Employee would otherwise be entitled (for periods after the effective date of such termination) shall be discontinued and forfeited as of the effective date of such termination.

     9. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, Employer and Employee, and their respective heirs, personal and legal representatives, successors, and permitted assigns.

          10. Assignment. This Agreement and any rights hereunder are personal to Employee and shall not be assigned or otherwise transferred by Employee. Employer shall be entitled to assign this Agreement to any entity that buys all or substantially all of the assets of Employer or of the Branch; provided however that the covenants of Employee contained in Section 5 hereof shall continue to run to Employer and to CCC and not to the assignee. Upon any such permitted assignment, Employee agrees to execute any and all documents determined by Employer in its sole discretion to be necessary or advisable to effectuate the foregoing.

          11. Governing Law/Jurisdiction. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. The parties hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding

          12. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

          13. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions. Without limiting the generality of the foregoing or of
Section 7, each provision, sub-provision, part, and sub-part of Sections 6 or 7 shall be deemed severable.

          14. Survival. Employee's obligations pursuant to Section 5 and 6 hereof shall survive the termination of this Agreement, except as set forth in
Section 8(b).

          15. Modifications. This Agreement can only be modified by a written agreement duly signed by authorized representatives of the parties hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

          16. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach of a term or condition of this Agreement.

          17. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

          18. Notice. Any notice, request, approval, consent, demand or other communication hereunder shall be effective if in writing and upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the U.S. Mail, certified, return receipt requested, and addressed as follows:

              Employee:         Sonnia Aristizabal
                                814 Crestmont Way
                                Greenville, SC 29615

              Employer:         CapitalBank
                                1402-C Highway 72
                                Greenwood, South Carolina 29649
                                Attn:  R. Wesley Brewer

          The parties hereto may change their respective addresses by notice in writing given to the other party this Agreement.

          19. Third Parties. The provisions of this Agreement are not intended to be for the benefit of any third parties except for CCC, and no third party (except for CCC) shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Agreement.

          20. Entire Agreement. This Agreement contains the entire agreement and understanding by and between Employer and Employee with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreements and representations between the parties with respect thereto.

                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, Employer and Employee have duly executed this Employment Agreement under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                     EMPLOYEE:



___________________________________     ________________________________________
Witness                                 Sonnia Aristizabal
                                        Social Security Number :________________


                                        EMPLOYER:

                                        CAPITALBANK

____________________________________    By: ____________________________________
Witness                                 William G. Stevens
                                        President and Chief Executive Officer

                                    EXHIBIT B

                                Form of Sublease

STATE OF SOUTH CAROLINA                    )
                                           )        SUBLEASE AGREEMENT
COUNTY OF  GREENVILLE                      )


     THIS SUBLEASE AGREEMENT ("Sublease") is made and entered into to be effective as of this _____ day of August, 2002, by and among Jack E. Shaw (the "Landlord"), Nuevo Latino Investment Company, LLC, a South Carolina limited liability company ("Lessee"), and CapitalBank, a South Carolina banking corporation ("Sublessee").

     WHEREAS, the Lessee and Landlord entered into that certain Lease Agreement dated effective as of August ______, 2002 (the "Lease"), with respect to that certain premises located at 2520 Wade Hampton Blvd., Greenville, South Carolina 29615 (the "Premises");

     WHEREAS, Lessee and Sublessee entered into that certain Branch Development Agreement dated as of August _________, 2002 (the "Branch Development Agreement"), concerning the development of a branch bank of Sublessee to be located at the Premises; and

     WHEREAS, Sublessee desires to sublease from Lessee, and Lessee desires to sublease to Sublessee, the Premises pursuant to the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.   BASIC LEASE PROVISIONS.

     A. Property Address: 2520 Wade Hampton Blvd., Greenville, South Carolina 29615.

     B. Sublessee's Address (for notices): CapitalBank, P.O. Box 218, Greenwood, South Carolina 29648 Attn. R. Wesley Brewer

     C. Lessee's Address (for notices): P.O. Box 87, Greenville, South Carolina 29602 Attn. James R. Rogers, Jr.

     D.   Landlord: Jack E. Shaw.

     E. Landlord's Address (for notices and rental payments): P.O. Box 5835, Greenville, South Carolina 29606.

     F. Identification of Lease and all amendments thereto: Lease Agreement dated as of August _____, 2002, and Rules and Regulations, a copy of which are attached hereto as Exhibit A and incorporated herein by reference.

     G. Sublease Term: The initial term of this Sublease shall commence at 12:01 am on October 1, 2002 (the "Commencement Date") and end at 11:59 pm on September 30, 2005 (the "Expiration Date"). The term of this Sublease may be extended pursuant to Section 28 hereof.

     H.   Sublease Rent paid to Landlord.

     I. Description of Premises: All that certain real property and improvements located thereon at 2520 Wade Hampton Blvd., Greenville, South Carolina 29615.

     2. LEASE. Lessee is the tenant under a Lease with the Landlord bearing the date specified in Section 1(F). Lessee represents and warrants to Sublessee that (a) Lessee has delivered to Sublessee a full and complete copy of the Lease and all other agreements between Landlord and Lessee governing the use and occupancy of the Premises, (b) the Lease is as of the date hereof, and shall be as of the Commencement Date, in full force and effect, and (c) no event of default has occurred under the Lease and, to Lessee's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

     3. SUBLEASE. Lessee, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Sublessee to be performed, hereby subleases to the Sublessee, and the Sublessee accepts from the Lessee, all that certain Premises described in Section 1(I).

     4. TERM. The initial term of this Sublease (hereinafter "Term") shall commence on the Commencement Date and shall expire on the Expiration Date, unless sooner terminated as otherwise provided elsewhere in the Sublease. In the event Sublessee exercises option(s) to extend the term hereof pursuant to
Section 28 hereof, the definition of "Term" shall be deemed to include each such option period of such extended term.

     5. POSSESSION. Lessee agrees to deliver possession of the Premises on or before the Commencement Date.

     6. SUBLESSEE'S USE. The Premises shall be used and occupied only for the lawful purpose set forth in the Lease.

     7. RENT. Until the "Branch Opening Date" (as defined below), Lessee shall pay to the Landlord any and all rental payments in accordance with the Lease. Beginning on the "Branch Opening Date" (as defined below), Sublessee agrees to pay the rental payments specified in such Lease for periods after the "Branch Opening Date" (the "Rent") directly to the Landlord at the address specified in
Section 1(E), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Sublessee, without prior demand therefore. Rent shall be prorated for partial months. For purposes of this Sublease, the term "Branch Opening Date" shall means the date the branch to be located at the Premises begins operations to the public as a branch bank of Sublessee. Notwithstanding the foregoing, Sublessee, in addition to the foregoing, hereby agrees on the Branch Opening Date to pay to Lessee an amount equal to the lesser of (a) one and one-half months rent previously paid by Lessee to Landlord under the Lease, or (b) the rent previously paid by Lessee to Landlord under the Lease during the period October 1, 2002 through the Branch Opening Date.

     8. ADDITIONAL RENT. Commencing on the Branch Opening Date, Sublessee shall pay as additional rent for the period of the Branch Opening Date through the remaining Term of this Sublease, the following expenses:

          A. Real Estate Taxes. Sublessee shall reimburse Landlord for such taxes, assessments and charges imposed or assessed upon the Premises by federal, state, or local government authority in accordance with the terms and Lessee's obligations set forth in Section 4 of the Lease. Such items shall be prorated as necessary.

          B. Insurance. Sublessee shall reimburse Landlord for such insurance premiums in accordance with the terms and Lessee's obligations set forth in
Section 5(a) of the Lease. Such items shall be prorated as necessary.

          C. Utilities. Sublessee shall pay all charges for electricity, gas, heating, fuel, water, sewer service charges and other utility service used in or rendered or supplied to the Premises through the remaining Term of this Sublease. Such items shall be prorated as necessary. Sublessee shall make such payments directly to the intended recipient thereof. Prorations of such amounts as set forth above shall be based upon bills for the immediately prior period unless actual amounts can be determined. Upon receipt of the actual bill for such period, the party receiving such bill shall promptly forward same to the other party and Sublessee and Lessee shall then make such adjustment and payment as shall be required to make such proration accurate.

     9. HAZARDOUS SUBSTANCE REMEDIATION. Notwithstanding anything contained herein to the contrary, Sublessee shall not be required to remediate, purge or remove, or bear the cost of such remediation, purge or removal of, any hazardous substance which contaminated the Premises prior to the commencement of the Term of this Sublease or which existed at the commencement of the Term of this Sublease and worsened through no fault of Sublessee thereafter. In addition, Sublessee shall not be obligated to take actions to prevent such worsening of contamination which existed at the commencement of this Sublease. Lessee shall indemnify Sublessee and hold Sublessee harmless from any and all liability, claim, injury, damage, penalty, or cost, (including reasonable attorney's fees) arising out of third party claims or assertions resulting from any hazardous substances existing on the Premises as of the Commencement Date. The terms of this Section shall survive the expiration or termination of this Sublease.

     10. ALTERATIONS. Sublessee shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld.

     11. SIGNS AND PARKING. Sublessee shall have the right to use the parking area which is part of the Premises. Sublessee, at its discretion, may erect such signs as it deems necessary or appropriate, so long as the same comply with the Lease.

     12. QUIET ENJOYMENT. Lessee represents that it has full power and authority to enter into this Sublease. So long as Sublessee is not in default in the performance of its covenants and agreements in this Sublease, Sublessee's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Lessee, or by any person claiming by, through, or under Lessee or under Landlord pursuant to the terms of the Lease.

     13. SUBLESSEE'S INSURANCE. As of the date hereof, Sublessee shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by

Lessee under the Lease, naming Lessee, as well as Landlord as (additional) insureds, in the manner required therein and such property insurance as is required to be carried by Lessee under the Lease to the extent such property insurance pertains to the Premises. Sublessee shall furnish to Lessee a certificate of Sublessee's insurance required hereunder prior to Sublessee's taking possession of the Premises.

     14. ASSIGNMENT OR SUBLETTING. Sublessee shall not assign this Sublease or sublet the Premises or any part thereof, without the written consent of the Lessee and the Landlord, but said consent shall not be unreasonably withheld provided Sublessee remains liable under this Sublease despite such assignment or sublease.

     15. REPAIRS. Lessee hereby represents and warrants that as of the Branch Opening Date, the Premises and improvements thereon shall be structurally sound and in good repair. Subject to Section 9 above, commencing on the Branch Opening Date, Sublessee shall assume, at its own cost and expense, such repair and maintenance obligations of Lessee as set forth in the Lease.

     16. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Premises, or of a taking of all or a part of the Premises under the power of eminent domain, Lessee shall not exercise any right which may have the effect of terminating the Lease without first obtaining the prior written consent of Sublessee. In the event Lessee is entitled, under the Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Sublessee shall be entitled to such rent abatement.

     17. SURRENDER. Subject to Sections 9, 15 and 16 hereof, upon the expiration of this Sublease, or upon the termination of the Sublease or of the Sublessee's right to possession of the Premises, Sublessee will at once surrender and deliver up the Premises, together with all improvements thereon, to Lessee in good condition, reasonable wear and tear excepted. Sublessee shall surrender to Lessee all keys to the Premises and make known to Lessee the explanation of all combination locks which Sublessee is permitted to leave on the Premises.

     18. REMOVAL OF SUBLESSEE'S PROPERTY. Upon the expiration of this Sublease, Sublessee shall removal Sublessee's articles of personal property incident to Sublessee's business; provided, however, that Sublessee shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof except reasonable wear and tear.

     19. HOLDING OVER. Sublessee shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Sublessee's right to possession in consequence of an Event of Default hereunder. In the event Sublessee or any party claiming by, through or under Sublessee holds over, Lessee may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Lessee to Landlord by reason of such holdover. For each and every month or partial month that Sublessee or any party claiming by, through or under Sublessee remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Sublessee's right to possession, Sublessee shall pay, as liquidated damages and not as a penalty, monthly rental at a rate equal to the Rent payable by Sublessee hereunder immediately prior to the expiration or other termination of this Sublease or of Sublessee's right to possession.

     20. ENCUMBERING TITLE. Sublessee shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall the interest or estate of Landlord or Lessee be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Sublessee, or by reason of any other act or omission of Sublessee. Any claim to, or lien upon, the Premises arising from any act or omission of Sublessee shall accrue only against the subleasehold estate of Sublessee and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Premises and the interest of Lessee in the premises leased pursuant to the Lease. Without limiting the generality of the foregoing, Sublessee shall not permit the Premises to become subject to any mechanics', laborers' or materialmen's liens on account of labor or material furnished to Sublessee or claimed to have been furnished to Sublessee in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of Sublessee.

     21. DEFAULTS. Sublessee further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

     A. Sublessee shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Sublessee asking reorganization of Sublessee under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof, or

     B. Sublessee shall file, or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Sublessee shall institute any proceedings for relief of Sublessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

     C. Sublessee shall make assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Sublessee or any of the property of Sublessee; or

     D. Sublessee shall admit in writing its inability to pay its debts as they become due; or

     E.   The Premises are levied on by any revenue officer or similar officer;
          or

     F. A decree or order appointing a receiver of the property of Sublessee shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

    G.  Sublessee shall abandon the Premises during the Term hereof; or

    H. Sublessee shall default in any payment of Rent required to be made by Sublessee hereunder when due as herein provided and such default shall continue for three (3) days after notice thereof in writing to Sublessee; or

    I. Sublessee shall by, its act or omission to act, cause a default under the Lease and such default shall not be cured within the time, if any permitted for such cure under the Lease; or

    J. Sublessee shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Sublessee, and such default shall continue for ten (10) days after notice hereof in writing to Sublessee.

    22. REMEDIES. Upon the occurrence of any one or more Events of Default, Lessee may exercise any remedy against Sublessee which Landlord may exercise for default by Lessee under the Lease.

    23. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Sublessee, addressed to Sublessee at the address specified in Section 1(B), or at such other place as Sublessee may from time to time designate by notice in writing to Lessee, or (b) if for Lessee, addressed to Lessee at the address specified in Section 1(C), or at such other place as Lessee may from time to time designate by notice in writing to Sublessee. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Landlord. Such copies shall be delivered by certified or registered mail, return receipt requested. Sublessee may rely upon any notice, consent or approval given in writing by Lessee's agent or attorney.

    24. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Lease. Accordingly, in order to afford to Sublessee the benefits of this Sublease and of those provisions of the Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Lessee against a default by Sublessee which might cause a default or event of default by Lessee under the Lease:

    A. Lessee shall perform its covenants and obligations under the Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Sublessee on behalf of Lessee.

    B. Lessee shall not agree to amendment to the Lease unless Lessee shall first obtain Sublessee's prior written approval thereof.

    C. Lessee hereby grants to Sublessee the right to receive all of the services and benefits with respect to the Premises which are to be provided by Landlord under the Lease. Except as provided in the Lease, Lessee shall have no duty to perform any obligations of Landlord which are, by their nature, the obligation of owner or manager of real property. Lessee shall have no responsibility for or be liable to Sublessee for any default by Landlord of any of its obligations under the Lease, nor shall such default by Landlord affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder except to the extent that such default by Landlord excuses performance by Lessee, under the Lease. Notwithstanding the foregoing, the parties contemplate that Landlord shall, in fact, perform its obligations under the Lease and in the event of any default or failure of such performance by Landlord, Lessee agrees that it will, upon notice from Sublessee, make demand upon Landlord to perform its obligations under the Lease and, provided that Sublessee specifically agrees to pay all costs and expenses of Lessee and provides Lessee with security reasonably satisfactory to Lessee to pay such costs and expenses, Lessee will take appropriate legal action to enforce the Lease.

    25. DEFAULT BY LESSEE. If at any time during the Term hereof, Lessee shall default in any of its obligations under this Sublease or the Lease, Sublessee may give written notice to Lessee of its intention to terminate the Sublease together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless such default shall be cured within thirty (30) days after such notice.

    26. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease.

    27. FORCE MAJEURE. Neither party shall be deemed in default with respect to any of the terms, covenants and conditions of this Lease on their part to be performed, if their failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, acts of terrorism, shortages, accidents, casualties, acts of God, delays caused by the other party or its agents, employees and invitees, or any other cause beyond such party's reasonable control.

    28. OPTION FOR EXTENDED TERM. Provided Sublessee is not in default under the terms and provisions hereof, the term of this Lease may be extended, at the option of Sublessee for the three (3) additional terms of one year (1) each as set forth in Section 36 of the Lease. In the event Sublessee gives Lessee written notice of Sublessee's desire to extend the term of the Lease not less than sixty-five (65) days immediately prior to the expiration of the then expiring term, Lessee shall timely deliver notice to Landlord of its desire to exercise the option to extend the term as set forth in Section 36 of the Lease. Such extended term hereunder shall be upon the same terms, covenants and conditions as provided in this Sublease except that the Rent payable hereunder for such extended term shall be equal to the amount payable to Landlord pursuant to Section 36 of the Lease.

    29. TERMINATION. Notwithstanding anything contained herein to the contrary, the Term of this Sublease shall terminate upon the first to occur of the following:

          a)  The mutual written consent of Lessee and Sublessee;

          b) In the event of the termination of the Branch Development Agreement, Sublessee may, in its sole discretion, terminate this Sublease upon written notice to Lessee in accordance with Section 23 hereof; or

          c) Upon the closing of the sale of the branch to be located at the Premises pursuant to that certain option set forth in Section 13 of the Branch Development Agreement.

    30.   MISCELLANEOUS PROVISIONS.

          a) The captions appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, or affect the scope or intent of such Paragraphs or Sections of this Sublease. Any gender used herein shall be deemed to refer to any other gender. The use of singular herein shall be deemed to include the plural and, conversely the plural shall be deemed to include the singular.

          b)  Time is of the essence in this agreement.

          c) This agreement shall be construed and interpreted under the laws of the State of South Carolina.

          d) Nothing herein contained shall be deemed to require the Sublessee to pay or discharge any liens or mortgages of any character whatsoever which may be placed upon the Subleased Premises by the act of the Lessor, or to perform or pay for any of Lessor's obligations herein.

    31. LANDLORD'S CONSENT. Lessee and Sublessee hereby agree that this Sublease and Landlord's consent hereto shall not: (a) create privity of contract between Landlord and Sublessee, or (b) be construed as a waiver of Landlord's right to consent to any assignment of the Lease by Lessee or any further subletting of Premises pursuant to the Lease, or as a waiver of Landlord's right to consent to any assignment by Sublessee of this Sublease or any subletting of the Premises or any part thereof.

    The parties have executed this Sublease as of the day and year first above written.

                                   LESSEE:

                                   NUEVO LATINO INVESTMENT COMPANY, LLC, a
                                   South Carolina limited liability
                                     company

                                   By:  _________________________________ (SEAL)
                                   Name:  ________________________________
                                   Title:  Member

                                   SUBLESSEE:

                                   CAPITALBANK, a South Carolina banking
                                   corporation

                                   By:  _________________________________ (SEAL)
                                        William G. Stevens
                                   Title:  President and Chief Executive Officer

                          [LANDLORD'S CONSENT ATTACHED]

                               LANDLORD'S CONSENT

         1. The undersigned Landlord hereby consents to this Sublease in accordance with the terms and conditions thereof.

         2. Landlord hereby agrees that a copy of all notices sent to Lessee pursuant to the Lease shall simultaneously be sent to Sublessee at the address set forth in Section 1(B).

                                           LANDLORD:

                                           ______________________________ (SEAL)
                                           Jack E. Shaw

Date:  August ______, 2002

                                    EXHIBIT C

                        Form of Non-Competition Covenant

                  NON-COMPETITION AND CONFIDENTIALITY COVENANT

     This Non-Competition and Confidentiality Covenant (the "Agreement") is made as of the ____ day of August, 2002, by and between CapitalBank, a South Carolina corporation (the "Bank"), and the undersigned affiliate (the "Affiliate") of Nuevo Latino Investment Company, L.L.C., a South Carolina limited liability company ("NLIC").

                             Preliminary Statement.

     The Bank is a banking corporation wholly owned by Community Capital Corporation, a South Carolina corporation ("CCC"). The Affiliate is a member or employee of NLIC, or the affiliate of a member of NLIC. The Bank and NLIC have each executed that certain Branch Development Agreement dated as of the date hereof (the "Development Agreement") by and between the Bank and NLIC. Pursuant to the Development Agreement, the Bank and NLIC have agreed to develop a bank branch (the "Branch") to be owned by the Bank to serve the Hispanic population of Greenville County, South Carolina. NLIC has an option to purchase the Branch (the "Option"), all as more specifically set forth in the Development Agreement. The Affiliate has agreed to advise the Bank in managing, operating, marketing and developing the Branch and may serve on an advisory committee of the Bank.

     In connection with the above-listed activities, the Affiliate will have access to, and will assist the Bank and CCC in developing additional, confidential and proprietary information, forms, methods, and documents. The Affiliate acknowledges that such access and assistance benefits the Affiliate and NLIC and is fair, adequate, and continuing consideration for the covenants given by the Affiliate as set forth herein.

     In order for the Bank to preserve its competitive position, its existing and future customers, and the legitimate advantages of its confidential and proprietary information, forms, methods, and documents relating uniquely to its business, the Bank and CCC desire that the Affiliate covenant not to divulge any of such information and not to compete with the Bank or CCC as set forth herein.

     In consideration of the aforementioned premises, the promises herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the Affiliate, intending to be legally bound, agrees as follows:

                                   Agreement.

     1. Confidentiality, Secrecy, and Publicity. Affiliate acknowledges that in and as a result of Affiliate's participation in NLIC and other activities related to the Bank and the transactions contemplated in the Development Agreement, Affiliate will be making use of, acquiring, and/or adding to confidential information of a special and unique nature and value relating to the Bank's business and to CCC, including without limitation technological know-how, copyrights, proprietary information, trade secrets, systems, procedures, manuals, confidential reports, records, operational expertise, lists of customers and projects, the nature and type of services rendered by the Bank, the equipment and methods used and preferred by the Bank's customers, and the fees paid by them (all of which are deemed for all purposes confidential and proprietary). As a material inducement to the Bank to enter into the Development Agreement, Affiliate covenants and agrees that for two years from the date of execution of this Agreement, Affiliate shall not, directly or indirectly, make use of, or disclose to any person, any confidential information of the Bank or of CCC.

     Additionally, Affiliate: (i) shall obtain the prior written approval of the Bank after consultation with securities counsel for the Bank and CCC before making any press releases and public announcements about the Branch or any other activities contemplated by the Development Agreement; (ii) shall abide by any disclosure and confidentiality guidelines to be provided from time to time by the Bank and its counsel; (iii) shall not make any disclosures that are harmful to the development of the Branch unless legally required to do so; (iv) shall not make any disclosure respecting any matters contemplated in the Development Agreement that will adversely affect the Bank's and CCC's respective compliance with federal or state securities laws; and (v) shall not trade in any of CCC's stock when in possession of material non-public information respecting the Bank, CCC, or the Branch.

     2. Covenants Against Competition. In view of the unique value to the Bank of the services of Affiliate, because of the confidential information to be obtained by or disclosed to Affiliate, as hereinabove set forth, and because Affiliate's activities related to the transactions contemplated in the Development Agreement will result in Affiliate's development of a unique relationship with customers, suppliers and employees, as a material inducement to the Bank to enter into the Development Agreement, Affiliate covenants and agrees as follows:

          (a) For a period expiring on the date two years after the date hereof, Affiliate shall not directly or indirectly solicit or divert employment of any employee of the business of the Bank or CCC, or employ any person previously employed by the Bank or CCC.

          (b) For a period expiring on the date two years after the date hereof, Affiliate shall not directly or indirectly solicit, divert or convert, or assist another person or entity to solicit, divert or convert, customers of the Bank or CCC to any other company or entity providing substantially the same or competitive retail banking services or products as the Bank or CCC.

          (c) For a period expiring on the date two years after the date hereof, Affiliate shall not within the geographic area specified below engage in any business or perform any services, directly or indirectly, in competition with the retail banking business of the Bank or any subsidiary of the Bank or CCC, or have any interest, whether as a proprietor, partner, employee, stockholder (directly or beneficially), principal, agent, consultant, director, officer, or in any other capacity or manner whatsoever, in any enterprise that shall so engage; except that Affiliate shall be permitted to own for investment purposes only, directly or beneficially, up to (but not more than) 2% in the aggregate of the stock of a competing corporation which is publicly-traded on a national stock exchange or the Nasdaq National Market System, so long as Affiliate is not a controlling person of, or a member of a group that controls, such corporation and Affiliate is not otherwise affiliated in any capacity with such corporation. The restrictions of this Section 6(c) shall apply everywhere within the counties of Greenville and Spartanburg, South Carolina.

          (d) Notwithstanding the foregoing, upon (i) the lawful exercise by NLIC of the Option (as defined in the Development Agreement) to purchase the Branch and form a new bank

(the "New Bank"), and (ii) the execution and delivery by NLIC to the Bank of the Purchase and Assumption Agreement (as defined in the Development Agreement), the parties hereto acknowledge and agree that the Affiliate shall not be in violation of the restrictions contained in this Section 2 as long as any activities of the Affiliate that otherwise would be in violation of this Section 2 are performed for or on behalf of the New Bank.

          (e) Notwithstanding the foregoing, Affiliate shall not be in violation of the restrictions contained in Section 2(c) above in the event Affiliate provides services as an employee of a securities brokerage firm which is owned in whole or in part by a bank or bank holding company.

     3.   Reasonableness, Enforceability and Remedies.

          (a) Affiliate has carefully read and considered the provisions of Sections 1, 2, and 3, and, having done so, agrees that the restrictions set forth in these Sections, including, but not limited to, the time period of restriction and geographic limitations set forth in Section 2, are fair and reasonable and are reasonably required for the protection of the interests of the Bank and CCC and their respective officers, directors, shareholders, employees, and affiliates. Affiliate acknowledges and agrees that he shall directly or indirectly benefit from the transactions contemplated in the Development Agreement.

          (b) In the event that, notwithstanding the foregoing, any of the provisions of Sections 1, 2, or 3 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provision of Sections 1 or 2 relating to the time period and/or geographic restrictions and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or geographic restrictions and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

          (c) Affiliate acknowledges that the services Affiliate is to render are of a special and unusual character with a unique value to the Bank or CCC, the loss of which cannot adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by Affiliate of any of the provisions of Sections 1 or 2, the Bank and CCC, in addition to and not in limitation of, any other rights, remedies, or damages available to CCC or to the Bank under this Agreement, shall be entitled to a permanent injunction in order to prevent or restrain any such breach by Affiliate or by Affiliate's partners, agents, representatives, servants, employers, employees, consulting clients, and/or any and all persons directly or indirectly acting for or with Affiliate.

          (d) Affiliate covenants and agrees that if Affiliate shall violate any of Affiliate's covenants or agreements under Sections 1 or 2, the Bank and CCC shall be entitled to: (i) an accounting and repayment of all profits, compensation, commissions, remuneration, or other benefits that Affiliate directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with, any such violation; (ii) recover actual damages incurred by the Bank or CCC or their respective affiliates as a result of any such violation; (iii) any injunctive relief to which the Bank or CCC is or may be entitled at law, in equity, or under this Agreement; and (iv) exercise its other rights respecting a breach of this Agreement as set forth herein. The remedies set forth herein shall not be the sole and exclusive remedies to which the Bank or CCC is entitled for violation of Sections 1 or 2.

     4. Termination. This Agreement shall terminate upon the written consent of the Bank and the Affiliate.

     5. Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Bank and Affiliate, and their respective heirs, personal and legal representatives, successors, and permitted assigns.

     6. Assignment. This Agreement and any rights hereunder are personal to Affiliate and shall not be assigned or otherwise transferred by Affiliate. The Bank shall be entitled to assign this Agreement to any entity that buys all or substantially all of the assets of the Bank or of the Branch; provided however that the covenants of Affiliate contained in Section 1 hereof shall continue to run to the Bank and CCC and not to the assignee. Upon any such permitted assignment, Affiliate agrees to execute any and all documents determined by the Bank in its reasonable discretion to be necessary or advisable to effectuate the foregoing.

     7. Governing Law/Jurisdiction. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina. The parties hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding.

     8. Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Term such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

     9. Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity and enforceability of the other provisions. Without limiting the generality of the foregoing or of
Section 3, each provision, sub-provision, part, and sub-part of Sections 2 or 3 shall be deemed severable.

     10. Modifications. This Agreement can only be modified by a written agreement duly signed by authorized representatives of the parties hereto. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

     11. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

     12. No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

     13. Notice. Any notice, request, approval, consent, demand or other communication hereunder shall be effective if in writing and upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or
(ii) three business days after being duly deposited in the U.S. Mail, certified, return receipt requested, and addressed as indicated below each party's signature hereon. The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

     14. Relationship of the Parties. Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this Section.

     15. Third Parties. The provisions of this Agreement are not intended to be for the benefit of any third parties except for CCC, and no third party (except for CCC) shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Agreement.

     16. Entire Agreement. This Agreement contains the entire agreement and understanding by and between the Bank and Affiliate with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral agreements and representations between the parties with respect thereto.

                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the Bank and Affiliate have duly executed this Non-Competition and Confidentiality Covenant under seal to be effective as of the day and year first above written.

IN THE PRESENCE OF:                     AFFILIATE:



_________________________________       ________________________________________
Witness                                 Print Name: ____________________________
                                        Address:________________________________
                                        ________________________________________
                                        Phone Number:___________________________
                                        SS#: ___________________________________


                                        BANK:

                                        CAPITALBANK

_________________________________       By: ____________________________________
Witness                                 William G. Stevens
                                        President and Chief Executive Officer
                                        1402-C Highway 72
                                        Greenwood, South Carolina 29649

                                    EXHIBIT D

                    Form of Purchase and Assumption Agreement

                        PURCHASE AND ASSUMPTION AGREEMENT

                                 BY AND BETWEEN


                                  CAPITALBANK,

                         NUEVO LATINO INVESTMENT, L.L.C.

                                       AND

                           [NEWBANK] (In Organization)



                         _______________________, 20___




                THIS AGREEMENT IS SUBJECT TO BINDING ARBITRATION.

     THIS PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement") is dated as of __________________, 20____, by and between CapitalBank, a South Carolina banking corporation headquartered in Greenwood, South Carolina ("Seller"), Nuevo Latino Investment Company, L.L.C., a South Carolina limited liability company ("NLIC"), and [Newbank], a South Carolina state bank in organization ("Purchaser"):

                                    Preamble

     WHEREAS, NLIC and Purchaser are in the process of organizing and establishing a banking operation;

     WHEREAS, Seller wishes, upon the terms and conditions set forth herein, to sell certain assets and to transfer certain deposit and other liabilities associated with its operations to Purchaser; and

     WHEREAS, Purchaser wishes to buy such assets and assume such liabilities upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    Article 1
                                   Definitions

Section 1.1 Definitions. As used in this Agreement, the following terms have the definitions indicated.

     "Accrued Interest Payable" means interest on Deposits which is accrued but has neither been posted to a deposit account nor paid as of the Closing Date.

     "Accrued Interest Receivable" means interest on loans which is accrued but unpaid as of the Closing Date.

     "Adjustment Payment Date" shall have the meaning set forth in Section 4.3.

     "Agreement" shall mean this Agreement, including all schedules and exhibits attached hereto.

     "Assets" shall have the meaning set forth in Section 2.1.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.3.

     "Branch" or "Branch Office" means Seller's branch office located at 2520 Wade Hampton Blvd., Greenville South Carolina, as well as any other Branch opened by Seller in conjunction with NLIC within the State of South Carolina catering primarily to the Hispanic or Latino population of South Carolina.

     "Branch Deposit" means a Deposit as set forth on Schedule 2.3(a) attached hereto, including Accrued Interest Payable thereon, which has been maintained on the general ledger of the Branch Office, other than Excluded Deposits. Schedule 2.3(a) may be supplemented by Seller at any time prior to the Effective Time; provided however, Schedule 2.3(a) may not be supplemented to include a Brokered Deposit without Purchaser's written consent which may be withheld for any or no reason.

     "Branch Sublease" means the sublease of the real estate on which the Branch Office is located.

     "Branch Loan" means (i) any loan fully secured by any Branch Deposit, and
(ii) any checking line of credit or overdraft checking balance linked to any Branch Deposit, and (iii) all other loans associated with the Branch Office as listed on Schedule 2.1(e) hereto, together with any Accrued Interest Receivable thereon, the related Servicing Rights and all such loan documentation as may be possessed by Seller with respect to such Branch Loans. Schedule 2.1(e) may be supplemented by Seller at any time prior to the Effective Time.

     "Branch Premises" means the Real Property and the improvements on the Real Property, and the real property and improvements thereon subject to the Branch Sublease.

     "Branch Property" means all automated teller machines, computer hardware and software, teller equipment, communications equipment, furniture, fixtures and equipment, prepaid expenses, and other tangible personal property owned by Seller and located in the Branch Office (except for Excluded Assets), including, without limitation, the Branch Property described in Schedule 2.1(b) hereto.

     "Brokered Deposit" means a deposit obtained, directly or indirectly, by or through any deposit broker as defined in Section 29(f) of the Federal Deposit Insurance Act, 12 U.S.C. 1831f and the corresponding federal regulations, without regard to whether or not the depository institution in which such funds are deposited is not well capitalized for purposes of that section.

     "Business Day" means any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a Federal or State holiday generally recognized by banks in the State of South Carolina.

     "Cash Items" means all cash items, suspense items and items in process of collection, that are related to the Branch Deposits and Branch Loans and (i) which, on the Closing Date, have not been outstanding and uncollected for a period in excess of 90 days, or (ii) which otherwise are acceptable to Purchaser.

     "Closing" and "Closing Date" shall have the meanings assigned to them in
Section 4.1 of the Agreement.

     "Closing Payment" shall have the meaning set forth in Section 3.2.

     "Demand Deposits" means individual, partnership, corporate and any other negotiable deposits, including, without limitation, NOW accounts.

     "Deposit" shall have the meaning set forth in Section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1813(l), including, without limitation, individual retirement accounts ("IRA") and cash management accounts.

     "Effective Time" means 12:01 a.m. on the Closing Date.

     "Equipment Leases" shall have the meaning set forth in Section 2.1(g).

     "Employee Agreements" shall have the meaning set forth in Section 11.1.

     "Excluded Assets" shall have the meaning set forth in Section 2.2.

     "Excluded Deposits" means (i) deposits which are the subject of attachment, garnishment or other legal process, (ii) such other Deposits as are described on
Schedule 2.4(a) hereto, (iii) deposits which secure any loan other than Branch Loans, and (iv) related Accrued Interest Payable on such Excluded Deposits.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Federal Funds Rate" shall be the weighted daily mean of the high and low rates quoted for Federal Funds in the Money Rates Column of The Wall Street Journal, or if not reported for such day, the average of such quotations for the last previous day for which such quotations were reported, for the period between the Closing Date and the Adjustment Payment Date.

     "Final Closing Statement" shall have the meaning set forth in Section 4.3.

     "GAAP" means generally accepted accounting principles, applied on a consistent basis.

     "Net Book Value" means the value of an asset on the books of Seller as of the Effective Time determined in accordance with GAAP, but without regard to any general allowance for credit losses.

     "Post-Closing Delivery Date" shall have the meaning set forth in Section
4.3.

     "Preliminary Closing Statement" shall have the meaning set forth in Section 4.2.

     "Premium on Branch Deposits" shall have the meaning set forth on Schedule 3.1(e) attached hereto.

     "Purchase Price" shall have the meaning set forth in Section 3.1.

     "Real Property" means the real property and all rights appurtenant thereto on which the Branch is located.

     "Safe Deposit Leases" means all safe deposit contracts and leases for the safe deposit boxes located at the Branch Office including those listed on
Schedule 2.1(f) (as such Schedule may be amended by Seller as of the Effective
Time), together with Seller's keys to, and Seller's records related to, such contracts and leases.

     "Servicing Rights" means the rights to service loans including, without limitation, any rights to receive compensation with respect to such servicing.

                                    Article 2
                       Transfer of Assets and Liabilities

     Section 2.1 Sale of Assets. Subject to the terms and conditions set forth herein, on the Closing Date, Purchaser shall purchase from Seller, and Seller shall sell, assign, convey and transfer to Purchaser all of Seller's right, title and interest in and to the following assets and not otherwise excluded from transfer pursuant to the provisions of Section 2.2 below (collectively, the "Assets"):

          (a)  all rights under and to the Branch Sublease;

          (b)  the Branch Property and the Branch Premises;

          (c) all currency and coins on hand in the Branch Office at the close of business on the Business Day immediately preceding the Closing Date;

          (d)  the Cash Items;

          (e)  the Branch Loans;

          (f) the Safe Deposit Leases; and

          (g) all equipment leases listed on Schedule 2.1(g) for equipment or other Branch Property located at the Branch Office (the "Equipment Leases").

     Section 2.2 Assets Excluded from Sale. The following assets (collectively, the "Excluded Assets") shall not be transferred pursuant hereto:

          (a) all Seller's loans or other extensions of credit other than the Branch Loans; and

          (b) any other asset of Seller which is identified on Schedule 2.2(b), as such Schedule may be amended by mutual agreement of the Purchaser and Seller as of the Effective Time.

Seller shall coordinate with Purchaser to remove the Excluded Assets from the Branch Office on or prior to the Effective Time. Seller shall remove the Excluded Assets at its own cost and shall repair any damage caused by such removal.

     Section 2.3 Assumption of Liabilities. Subject to the terms and conditions set forth herein, on the Closing Date, Seller shall assign and transfer to Purchaser, and Purchaser shall assume from Seller the following liabilities (collectively, the "Assumed Liabilities"):

          (a) the Branch Deposits and all obligations of Seller to provide services incidental to the Branch Deposits;

          (b)  the Branch Sublease and the Equipment Leases;

          (c)  any other liabilities set forth on Schedule 2.3(c).

     Section 2.4 Liabilities Not Assumed. Except for the liabilities specifically set forth in Section 2.3 of this Agreement or otherwise expressly assumed herein, Purchaser is not assuming any other liabilities or obligations of Seller, whether or not the same is in any way involved, either directly or indirectly, with the operation by Seller of its business or to which Seller may have become a party or liable by reason of its business. Liabilities not assumed include, but are not limited to, the following:

          (a)  Excluded Deposits;

          (b) Seller's cashier checks, money orders, interest checks and expense checks issued prior to Closing, consignments of U.S. Government E and EE bonds and any and all traveler's checks;

          (c) Liabilities or obligations with respect to any litigation, suits, claims, demands or governmental proceedings arising, commenced or made known to Seller prior to Effective Time;

          (d) liabilities of Seller for or under any data processing contracts; and

          (e) all other liabilities or obligations related to or arising from Seller's operation of the Branch Office or Seller's business prior to the Effective Time (except the Assumed Liabilities).

     Section 2.5 Procedures regarding Deposits Assumed. Purchaser and Seller agree to the following with respect to the Deposits assumed:

          (a) If, after the Closing Date, any depositor, instead of accepting the obligation of Purchaser to pay Deposit liabilities assumed, shall demand payment from Seller for all or any part of any such assumed Deposit Liabilities, Seller shall not be liable or responsible for making such payment; provided, that if Seller pays the same in accordance with sound banking practices, Purchaser agrees to reimburse Seller for any such payments to the extent that such depositor has funds on deposit with Purchaser. Seller and Purchaser shall make appropriate arrangements to provide for the daily settlement with immediately available funds by Purchaser of checks, drafts, withdrawal orders, returns and other items presented to and paid by Seller within 120 days after the Closing Date and drawn on or chargeable to accounts that have been assumed by Purchaser. In order to reduce the continuing charges to Seller through the check clearing system of the banking industry that will result from check, draft or withdrawal order forms of Seller being used after the Closing Date by the depositors whose accounts are assumed, Purchaser agrees, at its cost and expense, and without charge to such depositors to notify depositors whose checks bear the routing number of CapitalBank, on or before the Closing Date, in a form and on a date mutually acceptable to Seller and Purchaser, of Purchaser's assumption of Deposit liabilities and to furnish each such depositor with checks on the forms of Purchaser and with instructions to utilize Purchaser's checks and to destroy unused check, draft and withdrawal order forms of Seller. In addition, subsequent to regulatory approval, Seller will notify the affected customers by letter of the pending assignment of Seller's deposit accounts to Purchaser, which notice shall be in a form mutually agreeable to Seller and Purchaser.

          (b) Purchaser agrees to pay promptly to Seller an amount equivalent to the amount of any checks, drafts or withdrawal orders credited to an assumed account as of the Closing Date that are returned to Seller after the Closing Date.

          (c) Seller agrees to provide to Purchaser after the Closing Date such information as Purchaser may reasonably request to enable it to conduct a core deposit intangibles analysis of the Deposit liabilities.

          (d) Seller will render a final statement to each depositor of an account assumed under this Agreement as to transactions occurring through the Effective Time and will comply with all laws, rules and regulations regarding tax reporting of transactions of such accounts through the Effective Time. Seller will be entitled to impose normal (bank-wide) fees, including but not limited to, normal quarter-end charges on savings accounts, or if the Closing does not occur at the end of a quarter, a pro-rata portion of the normal quarter-end charges on savings accounts, and service charges on a per-item basis, but Seller will not impose periodic fees or blanket charges in connection with such final statements.

          (e) As of the Effective Time, Purchaser, at its expense, will notify all Automated Clearing House ("ACH") originators of the transfers and assumptions made pursuant to the Agreement. For a period of 90 days beginning at the Effective Time, Seller will honor all ACH items related to accounts assumed under this Agreement which are mistakenly routed or presented to Seller. Seller will make no charge to Purchaser for honoring such items. Items mistakenly routed or presented after the 90-day period should be returned to the presenting party.

          (f) After the Closing Date, Purchaser agrees to use its reasonable best efforts to collect from Purchaser's customers amounts equal to any Visa or MasterCard charge backs under the MasterCard and Visa Merchant Agreements between Seller and its customers or amounts equal to any deposit items returned to Seller after the Closing Date by its Federal Reserve Bank which were honored by Seller prior to the Closing Date and remit such amounts so collected to Seller. Purchaser agrees to immediately freeze and remit to Seller any funds up to the amount of the charged back or returned item that had been previously credited by Seller if such funds are available at the time of notification by Seller to Purchaser of the charged back or returned item. Notwithstanding the foregoing, Purchaser shall have no duty to remit funds for any item or charge that has been improperly returned or charged to Seller.

         Section 2.6 Interest Adjustment. Purchaser and Seller agree to make such adjustment to interest paid on the Branch Deposits as may be necessary to reconcile the differences in their respective methods of calculation of interest to insure that depositors are paid the full amount of interest due to them.

         Section 2.7 Safe Deposit Business. On and after the Effective Time, Purchaser will assume and discharge Seller's obligations with respect to the safe deposit box business at the Branch Office in accordance with the terms and conditions of contracts or rental agreements related to such business which are assigned to Purchaser, and Purchaser will maintain all facilities necessary for the use of such safe deposit boxes by persons entitled to use them. On and after the Effective Time, Purchaser shall maintain and safeguard the records related to such safe deposit box business transferred hereunder, and Purchaser shall be responsible for granting access to and protecting the contents of safe deposit boxes at the Branch Office. Safe deposit box rental payment (not including late payment fees) applicable for periods both prior to and after the Effective Time and collected by Seller on or before the Effective Time shall be prorated as of the Effective Time.

         Section 2.8 Branch Loans Transferred.

                  (a) In connection with the transfer of any loans requiring notice to the borrower, Seller agrees to comply with all notice and reporting requirements of the loan documents or of any law or regulation.

                  (b) All Branch Loans or other indebtedness transferred under this Agreement will be transferred without recourse and without any warranties or representations as to their collectibility or the creditworthiness of any of the obligors of such Branch Loans.

                  (c) On and after the Closing Date, Purchaser will be responsible for maintaining and safeguarding all Branch Loan files, documents and records (which have been transferred to Purchaser by Seller) in accordance with applicable law and sound banking practices.

                                    Article 3
                                 Purchase Price

         Section 3.1 Purchase Price. As consideration for the purchase of the Assets and the assumption of liabilities hereunder, Purchaser shall pay to Seller, in the form and subject to the conditions set forth below, an aggregate purchase price calculated as follows (the "Purchase Price"):

                  (a) One Hundred Percent (100%) of the Net Book Value of the Branch Property and Branch Premises as shown on the most recent financial statements of Seller immediately prior to the Closing Date; plus

                  (b) One Hundred Percent (100%) of the face value of all currency and coins on hand at the Branch Office at the Effective Time; plus

                  (c) One Hundred Percent (100%) of the face value of all Cash Items; plus

                  (d) One Hundred Percent (100%) of the Net Book Value of the Branch Loans; plus

                  (e) The Premium on Branch Deposits; minus

                  (f) The total amount of the Branch Deposits at the Effective Time.

The Purchase Price shall be allocated among the Assets in accordance with their Net Book Value, with any excess being allocated to the goodwill being acquired by the Purchaser. Seller and Purchaser each hereby agrees to adhere to such allocations in all reports, returns and other documents filed with any governmental authority, including Form 8594 required by
Section 1060 of the Internal Revenue Code.

         Section 3.2 Payment of the Purchase Price. If the results of the above calculations are positive, that amount shall be paid by Purchaser to Seller, but if the results of the above calculation are negative, that amount shall be paid by Seller to Purchaser (in either case, the "Closing Payment"). The components of the Purchase Price shall be set forth on the Preliminary Closing Statement. All sums shall be paid in cash at Closing by way of wire transfer of funds. Amounts paid at Closing shall be subject to subsequent adjustment based on the Final Closing Statement.

                                    Article 4
                                   The Closing

         Section 4.1 The Closing. The closing of the transactions contemplated here (the "Closing") shall take place on a date (the "Closing Date") as soon as reasonably practicable after receipt of all regulatory approvals and consents required in connection herewith and the expiration of all waiting periods required by law or regulation in connection with such approvals and consents, at the offices of Nexsen Pruet Jacobs & Pollard, LLC, 1441 Main Street, Suite 1500, Columbia, South Carolina, or at such other place and time as the parties hereto may mutually agree; provided, however, that in the event that Closing has not occurred within 120 days after the execution of this Agreement, despite all parties having attempted in good faith to close, either party hereto shall have the right to terminate this Agreement upon written notice to the other. If the closing is delayed due to the actions of a party not acting in good faith, then that party shall not be entitled to terminate this Agreement based upon such delay.

         Section 4.2 Preliminary Closing Statement. Seller shall prepare a closing statement (the "Preliminary Closing Statement") in accordance with GAAP as of a date not earlier than 45 days prior to the Closing Date reflecting the calculation of the Purchase Price, including the assets to be sold and assigned hereunder and the liabilities to be transferred and assumed hereunder; provided, however, that the Preliminary Closing Statement shall reflect actual balances as of a date not more than 7 days prior to the Closing Date for coins and currency and deposits.

         Section 4.3 Post-Closing Adjustments.

                  (a) Not later than 10 calendar days after the Closing Date (the "Post-Closing Delivery Date"), Seller shall deliver to Purchaser a final closing statement dated as of the Closing Date and prepared in accordance with GAAP reflecting the Assets sold and assigned and the liabilities transferred and assumed hereunder as of the Closing Date (the "Final Closing Statement"). Seller shall afford Purchaser and its accountants and attorneys the opportunity to review all work papers and documentation used by Seller in preparing the Final Closing Statement. Within 10 calendar days following the Post-Closing Delivery Date (the actual date being "Adjustment Payment Date"), Seller and Purchaser shall effect the transfer of any funds as may be necessary to reflect changes in such assets and liabilities between the Preliminary Closing Statement and the Final Closing Statement together with interest thereon computed from the Closing Date to the Adjustment Payment Date at the applicable Federal Funds Rate. Adjustments shall be made for all items which would adjust the amount of assets transferred and liabilities assumed, including but not limited to, not-sufficient-funds checks, mis-postings and accounting errors. Without limiting the foregoing, if the balance due on any Branch Loan purchased has been reduced by Seller as a result of a payment by check received prior to the Effective Time, which item is returned after the Closing Date, the asset value represented by the Branch Loan transferred shall be correspondingly increased and an amount in cash equal to such increase shall be paid by Purchaser to Seller promptly upon demand.

                  (b) In the event that a dispute arises as to the appropriate amounts to be paid to either party on the Adjustment Payment Date, each party shall pay to the other on such Adjustment Payment Date all amounts other than those as to which a dispute exists. Any disputed amounts retained by a party which are later found to be due to the other party shall be paid to such other party promptly upon resolution with interest thereon from the Adjustment Payment Date to the date paid at the applicable Federal Funds Rate. The parties agree to arbitrate any disputes arising under this subsection (b). Arbitration shall be by single arbitrator experienced in the matters at issue and selected by the Purchaser and the Seller and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event the parties cannot agree on an arbitrator, each party shall select an arbitrator and the two arbitrators shall select a third. The arbitration shall be held in such place in Columbia, South Carolina as may be specified by the arbitrator(s), and shall be conducted in accordance with the Commercial Arbitration Rules existing at the date thereof of the American Arbitration Association to the extent not inconsistent with this Agreement. The decision of the arbitrator(s) shall be final and binding as to any matters submitted, and any judgment thereon promptly shall be satisfied; provided, however, that if necessary, such decision and satisfaction may be enforced by either Purchaser or Seller in any court of record having jurisdiction over the subject matter or over any of the parties of this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding shall be borne by the party against which the decision is rendered, or, if no decision is rendered, or if the decision is a compromise, equally by Purchaser and Seller.

         Section 4.4 Closing Deliveries of Seller at Closing. At the Closing, the following shall be delivered by Seller (or caused to be delivered by Seller) to Purchaser:

                  (a) Assignment of Branch Sublease (the "Assignment and Assumption of Sublease Agreement") in substantially the form as attached hereto in Exhibit A;

                  (b) A Bill of Sale, in substantially the form attached hereto as Exhibit B (the "Bill of Sale");

                  (c) An assignment and assumption agreement, in substantially the form attached hereto as Exhibit C (the "Assignment and Assumption Agreement");

                  (d) A certificate of a proper officer of Seller, dated the Closing Date, certifying to the fulfillment of all conditions to be fulfilled by Seller and that all of the representations and warranties of Seller set forth in this Agreement remain true and correct in all material respects on the Closing Date;

                  (e) Certified copies of (A) the Articles of Incorporation and Bylaws of Seller, and (B) a resolution of the Board of Directors of Seller, approving the transactions contemplated hereby;

                  (f) An opinion of counsel reasonably acceptable to Purchaser's counsel covering matters typically included in transactions of this type, including opinions to the effect that (A) Seller is duly organized, validly existing and in good standing under the laws of South Carolina, (B) this Agreement, the Assignment and Assumption of Sublease Agreement, the Bill of Sale and the Assignment and Assumption Agreement have been duly authorized, executed and delivered by Seller and are the legal, valid and binding agreements of Seller enforceable against Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, fraudulent conveyance, insolvency or similar laws or equitable principles affecting the enforcement of creditors' rights generally or depository institutions the accounts of which are insured by the FDIC and except as enforcement is subject to general principles of equity, whether applied in a proceeding in equity or at law, and (C) all proceedings or consents required by law or regulation, and to such counsel's knowledge, any agreement, instrument, judgment, decree or order, to be taken or obtained by Seller in connection with the transactions provided for by this Agreement have been duly and validly taken or obtained, (D) the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of Seller's charter or bylaws, (E) to such counsel's knowledge, there is no action, suit, proceeding or investigation pending nor threatened against Seller before any court, arbitrator or administrative or governmental body which may result in any materially adverse change in or otherwise affect the Branch Office or the Assets or Assumed Liabilities or which could affect the ability of Seller to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement and (F) to such counsel's knowledge, Seller is not subject to any injunction, order or decree of specific application of any court or administrative agency which relates to or affects the Branch Office or the Assets or Assumed Liabilities;

                  (g) Such incumbency and other certificates and other documents as Purchaser and its counsel may reasonably require to evidence the receipt by Seller of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement;

                  (h) The Preliminary Closing Statement; and

                  (i) All Assets capable of physical delivery.

         Section 4.5 Documents of Purchaser and NLIC to be Delivered at Closing. At Closing, the following documents shall be delivered by Purchaser and NLIC (or caused to be delivered by Purchaser and NLIC) to Seller:

                  (a) The Assignment and Assumption of Sublease Agreement;

                  (b) The Assignment and Assumption Agreement;

                  (c) A certificate and receipt acknowledging the delivery and receipt of possession of the property and records referred to in this Agreement;

                  (d) Assumption of the Employee Agreements by Purchaser, together with the written consent of each employee who is a party to an Employee Agreement, the form and content of which shall be subject to Seller's reasonable approval;

                  (e) A certificate of proper officers of Purchaser and NLIC, dated the Closing Date, certifying to the fulfillment of all conditions to be fulfilled by Purchaser and that all of the representations and warranties of Purchaser and NLIC set forth in this Agreement remain true and correct in all material respects on the Closing Date;

                  (f) Certified copies of (A) the Articles of Incorporation and Bylaws of Purchaser, and (B) a resolution of the Board of Directors of Purchaser, approving the transactions contemplated hereby;

                  (g) Certified copies of (A) the Articles of Organization and Operating Agreement of NLIC, and (B) a resolution of the members of NLIC, approving the transactions contemplated hereby;

                  (h) An opinion of counsel reasonably acceptable to Seller's counsel covering matters typically included in transactions of this type, including opinions to the effect that (A) Purchaser and NLIC are duly organized, validly existing and in good standing under the laws of South

         Carolina,(B) this Agreement, the Assignment and Assumption of Sublease Agreement, the Assignment and Assumption Agreement, and assumption of Employee Agreements have been duly authorized, executed and delivered by Purchaser (and in the case of this Agreement by NLIC) and are the legal, valid and binding agreements of Purchaser and NLIC enforceable against Purchaser and NLIC in accordance with their terms, except as enforcement may be limited by bankruptcy, fraudulent conveyance, insolvency or similar laws or equitable principles affecting the enforcement of creditors' rights generally or depository institutions the accounts of which are insured by the FDIC and except as enforcement is subject to general principles of equity, whether applied in a proceeding in equity or at law, and (C) all proceedings or consents required by law or regulation, and to such counsel's knowledge, any agreement, instrument, judgment, decree or order, to be taken or obtained by Purchaser and NLIC in connection with the transactions provided for by this Agreement have been duly and validly taken or obtained, (D) the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of (i) Purchaser's charter or bylaws, or (ii) NLIC's articles of organization or operating agreement, and (E) to such counsel's knowledge, there is no action, suit, proceeding or investigation pending nor threatened against Purchaser and/or NLIC before any court, arbitrator or administrative or governmental body which could affect the ability of Purchaser or NLIC to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement;

                  (i) Such certificates and other documents as Seller and its counsel may reasonably require to evidence the receipt by Purchaser of all necessary corporate and regulatory authorizations and approvals for the consummation of the transactions provided for in this Agreement; and

                  (j) The Preliminary Closing Statement.

         Section 4.6 Magnetic Media Records. Seller agrees to prepare at its expense and deliver to Purchaser magnetic media records in a format consistent with BISYS file not later than 20 days prior to the Closing Date, and further shall deliver to Purchaser such records updated on the Closing Date, which records shall contain the information related to the Branch Loans and Deposits assumed above.

                                    Article 5
              Representations and Warranties of Purchaser and NLIC

         Purchaser and NLIC hereby jointly and severally warrant and represent to Seller as set forth below, which representations and warranties shall survive the Closing Date for a period equal to twelve (12) months from the Closing Date (the "Warranty Period"):

         Section 5.1 Organization. NLIC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Carolina. Purchaser is a corporation in organization, which will be at the Effective Time, duly organized, validly existing and in good standing under the laws of the State of South Carolina.

         Section 5.2 Enforceable Agreement. This Agreement has been duly and validly authorized, executed and delivered by NLIC and is a valid, binding, and enforceable obligation of NLIC. Upon Purchaser's organization and at the Effective Time, this Agreement will have been duly and validly authorized, executed and delivered by Purchaser and will be a valid, binding, and enforceable obligation of Purchaser. NLIC reasonably expects Purchaser to be able to perform its obligations hereunder and is not aware of any condition to Closing which Purchaser and NLIC are not reasonably capable of satisfying.

         Section 5.3 No Violation. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of NLIC's or Purchaser's respective organizational documents (articles of incorporation, articles of organization, bylaws and operating agreement), nor result in the breach of any term or provision of, nor conflict with, nor constitute a default under, nor result in, the acceleration of any obligation under any agreement or other instrument to which NLIC or the Purchaser or their respective property is subject, nor, subject to obtaining all necessary governmental and regulatory approvals and consents which shall be obtained as of the Effective Time, result in the violation of any law, rule, regulation, order, judgment or decree to which the NLIC or Purchaser or any of their respective property is subject. There is no action, suit or proceeding pending against NLIC or Purchaser, or to the knowledge of either of them threatened against either of them, before any court or arbitrator or any governmental body, agency or official which could materially and adversely affect the ability of NLIC or Purchaser to perform their obligations under this Agreement or which in any manner questions the validity of this Agreement.

         Section 5.4 Broker or Finder. Neither NLIC nor Purchaser has employed any broker or finder in connection with this transaction.

         Section 5.5 Necessary Consents. Except for any necessary filings with, and approvals and authorizations of the applicable bank regulatory authorities, or except as expressly contemplated herein, no consent, approval, authorization, registration, or filing with any governmental authority or private third party, is required on the part of Purchaser or NLIC in connection with the execution and delivery of this Agreement or the consummation by Purchaser or NLIC of the transactions contemplated hereby (except such consents, approvals authorizations registrations or filings as shall have been made or obtained on or before Closing).

         Section 5.6 Information for Regulatory Applications. The information furnished or to be furnished by either the Purchaser or NLIC to Seller for the purpose of enabling Seller to complete and file applications with any regulatory body is or will be true and complete in all material respects as of the date so furnished.

                                    Article 6
                    Representations and Warranties of Seller

         Seller warrants and represents to Purchaser as follows, which representations and warranties shall survive the Closing Date for the duration of the Warranty Period:

         Section 6.1 Corporate Organization. Seller is a South Carolina corporation duly organized, validly existing, and in good standing under the laws of the South Carolina and has the corporate power and is duly qualified to carry on its business where and as now conducted and to own the Branch Property and operate the Branch Office.

         Section 6.2 Enforceable Agreement. This Agreement has been duly and validly authorized, executed and delivered by Seller and is a valid, binding, and enforceable obligation of Seller.

         Section 6.3 No Violation. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of Seller's charter or its bylaws, nor result in the breach of any term or provision of, nor conflict with, nor constitute a default under, nor result in, the acceleration of any obligation under any agreement or other instrument to which Seller or any of its property is subject, nor subject to obtaining all necessary governmental and regulatory approvals and consents which shall be obtained as of the Effective Time, result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or any of its property is subject.

         Section 6.4 Broker or Finder. Seller has not employed any broker or finder in connection with this transaction.

         Section 6.5 Necessary Consents. Except for any necessary filings with, and approvals and authorizations of the applicable bank regulatory authorities, or except as expressly contemplated herein, no consent, approval, authorization, registration, or filing with any governmental authority or private third party, is required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation by Seller of the transactions contemplated hereby (except such consents, approvals, authorizations, registrations or filings as shall have been made or obtained on or before Closing).

         Section 6.6 Marketable Title. The Assets, when transferred, shall be sold, assigned, transferred, and conveyed free and clear of (i) all liens, encumbrances, security interests or charges of any kind except as specifically provided otherwise herein, and (ii) all liabilities and obligations of Seller, except as provided herein.

         Section 6.7 Branch Premises and Branch Property. Seller has not discharged, dispersed, released, disposed of, or allowed to escape on the Branch Premises any pollutants or other toxic or hazardous substances except for cleaning supplies used in reasonable amounts and for their ordinary purpose. Except as expressly provided herein, no other representations are made with respect to the Branch Premises or the Branch Property, and Purchaser agrees that such Branch Premises and Branch Property are being acquired "as is."

         Section 6.8 Legal Action. There is no action, suit, proceeding or investigation pending, nor to the knowledge of Seller, threatened against Seller before any court, arbitrator or administrative or governmental body which may result in any materially adverse change in the Assets or Assumed Liabilities or which could materially and adversely affect the ability of Seller to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement. Seller is not subject to any injunction, order or decree of any court or administrative agency directed only at Seller which relates to or affects the Branch Office or the Assets or Assumed Liabilities.

         Section 6.9 Accuracy of Records. As of the Closing Date, all records related to the Branch Deposits and the Assets, which will be transferred to Purchaser by Seller hereunder are true and correct in all material respects, including genuineness of signatures.

         Section 6.10 Information for Regulatory Applications. The information furnished or to be furnished by Seller to Purchaser for the purpose of enabling Purchaser to complete and file applications with any regulatory body is or will be true and complete in all material respects as of the date so furnished.

                                    Article 7
                            Covenants of the Parties

         Section 7.1 Access. Seller shall afford to the officers and authorized representatives of the Purchaser, upon prior notice, access to the properties, books, and records pertaining to the Branch Office in order that Purchaser may have full opportunity to make reasonable investigations, at reasonable times without interfering with Seller's normal business and operations, of the affairs of the Seller which relate to the Branch Office and its condition. The officers of Seller shall furnish Purchaser with such additional financial and operating data and other information as to its business and properties as Purchaser may, from time to time, reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications and filings necessary to effect this transaction. Nothing in this paragraph shall be deemed to require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets or marketing or strategic plans.

         Section 7.2 Fees and Expenses. Purchaser shall be responsible for the payment of all regulatory fees related to this transaction. Purchaser shall not be responsible for any income tax liability of Seller arising from the business or operations of Seller on or before the Closing Date, and Seller shall not be responsible for any tax liabilities of Purchaser arising from the business or operations of the Branch Office after the Closing Date. Salaries, deposit insurance premiums, other ordinary operating expenses of Seller and other standard expenses related to the liabilities assumed or assets purchased hereunder shall be prorated between the parties as of the Closing Date. Purchaser shall be responsible for the costs of all title examinations, title insurance fees, surveys, its own attorneys' and accountants' fees and expenses, recording costs, transfer fees, and other expenses arising in connection therewith. Seller shall be responsible for its own attorneys' and accountants' fees and expenses related to this transaction. Any items which are required to be prorated hereunder which cannot be prorated, because of a lack of sufficient information, by the Closing Date shall be prorated as soon as the requisite information is available. The post closing adjustments necessitated by any such proration shall be effected on the Adjustment Payment Date.

         Section 7.3 Regulatory Approvals. Each party shall use its respective best efforts to obtain all necessary regulatory approvals. Within 5 days following the execution of this Agreement, Purchaser and NLIC shall file applications required by law with the appropriate regulatory authorities for approval to consummate the transactions contemplated herein. Purchaser and NLIC agree to proceed with the preparation and filing of such applications in a diligent manner and to provide Seller with a copy of all such applications filed (except for any confidential portions thereof).

         Section 7.4 Conduct of Business Pending Closing. From the date hereof to Closing, Seller covenants and agrees to the following:

                  (a) Seller shall conduct its business only in the ordinary course; maintain a pricing structure of deposit liabilities consistent with local market conditions and good business practice, and not increase interest rates paid on deposit liabilities above those generally offered in the Branch Office's market; use its best efforts to preserve its business operation as conducted, and to preserve for the Purchaser the goodwill of its customers; exercise reasonable efforts to cooperate with and assist Purchaser in assuring the orderly transition of such business from the Seller to Purchaser; provided, however, that nothing in this paragraph shall be construed as requiring Seller to engage in activities or efforts outside the ordinary course of business as presently conducted;

                  (b) Seller shall maintain (i) insurance sufficient to replace the Assets in the event of their destruction, and (ii) all other insurance policies in existence on the date hereof at their current levels.

                  (c) Seller shall maintain the Branch Premises and Branch Property in its current condition and in a manner conducive to normal business operations, ordinary wear and tear excepted.

         Section 7.5 Removal of Signs. Seller agrees to repair any damage caused by the removal of the signs, or portions thereof, containing Seller's name and/or logo, which signs or portions thereof are not being transferred to Purchaser hereunder. The parties hereto acknowledge and agree that Purchaser shall purchase hereunder any and all signs and portions thereof which do not contain Seller's name and/or logo.

         Section 7.6 Transfer of Records. Seller shall assign, transfer and deliver to Purchaser such of the following records pertaining to the Branch Deposits as exist and are available in whatever form or medium is maintained by
Seller: (A) signature cards, orders and contracts between the Seller and depositors, and records of similar character, (B) deposit slips and canceled checks or withdrawal orders representing charges to depositors, and (C) records of account maintained at the Branch Office. Seller shall retain all books and records of account relating to the Branch Deposits which are not ordinarily maintained at the Branch Office, shall maintain such books and records of account for as long as may be required by applicable law for the joint benefit of itself and the Purchaser, and will permit the Purchaser or its representatives, at any reasonable time and at the Purchaser's expense, to inspect, make extracts from or copies of, any such files, books of account, or records as Purchaser shall deem reasonably necessary.

         Section 7.7 Maintenance of Records by Purchaser. On and after the Closing Date, Purchaser shall become responsible for maintaining the files, documents and records delivered to Purchaser pursuant to this Agreement. Purchaser will preserve and safe keep them as required by applicable law and sound banking practice for the joint benefit of Seller and Purchaser. For a period of six (6) years after the Closing Date, Purchaser will permit Seller and its representatives, for reasonable cause (and for no other purpose, it being acknowledged that competitive reasons shall not be reasonable), at reasonable times and upon reasonable notice and at Seller's expense, to examine, inspect, copy and reproduce any such files, documents or records as Seller deems reasonably necessary.

         Section 7.8 Fiduciary Relationships. Purchaser agrees to assume all of the fiduciary relationships of Seller arising out of any IRA deposits assumed by Purchaser pursuant to Section 2.3 hereof, to the same extent as if Purchaser had originally acquired, incurred or entered into such fiduciary relationships. Notwithstanding anything in this Agreement to the contrary, however, Purchaser will not assume or be responsible for any act or failure to act of Seller in connection with such IRA deposits prior to the Closing Date.

         Section 7.9 Performance of Liabilities. Purchaser agrees to honor, to the extent that such depositor has funds on deposit with Purchaser, all properly payable checks, drafts, and non-negotiable withdrawal orders on forms previously provided by Seller with respect to the Branch Deposits to the same extent as if the checks, drafts, or orders were drawn on forms provided by Purchaser with respect to similar deposits or accounts for a period of 120 days following the Closing Date, and shall hold Seller harmless with respect to any wrongful dishonor by Purchaser thereof within such period. Purchaser agrees to honor all previously authorized ACH transfers with respect to the Branch Deposits to the same extent as if the ACH transfer were made with respect to similar deposits or accounts at Purchaser for a period of ninety (90) calendar days following the Closing Date, and shall hold Seller harmless with respect to any wrongful dishonor by Purchaser thereof within such period.

         Section 7.10 Further Assurances of Purchaser. On and after the Closing Date, Purchaser shall give such further assurances to Seller and upon Seller's request shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining under the Branch Deposits; provided, however, that Purchaser need not incur any material costs or expenses in connection with the undertakings contained in this sentence unless Seller agrees to bear such costs or expenses. In particular, and without limiting the foregoing:

                  (a) Purchaser will remit to Seller promptly after receipt by Purchaser after the Closing Date at any of its offices all amounts intended for deposit to accounts at Seller which were not transferred to Purchaser pursuant to the Agreement; and

                  (b) With respect to checks or drafts drawn against accounts of Seller which were not transferred to Purchaser pursuant to this Agreement, Purchaser will cooperate with Seller and take all reasonable steps requested by Seller to ensure that, on and after the Closing Date, each such item which is coded for presentment to Purchaser or to any bank for the account of Purchaser is delivered to Seller in a timely manner and in accordance with applicable law and clearing house rules or agreement.

         Section 7.11 Further Assurances of Seller. On and after the Closing Date, Seller shall (i) give such further assistance to Purchaser and shall execute, acknowledge and deliver all such bills of sale, deeds, acknowledgments and other instruments and take such further action as may be necessary and appropriate effectively to vest in Purchaser full, legal and equitable title to the Assets, and (ii) use its best efforts to assist Purchaser in the orderly transition of the liabilities being acquired by Purchaser; provided, however, that Seller need not incur any material costs or expenses in connection with the undertakings contained in this sentence unless such costs or expenses are paid by Purchaser. In particular, and without limiting the foregoing:

                  (a) Seller will remit to Purchaser promptly after receipt by Seller after the Closing Date at any of its other offices all amounts intended for deposit to the accounts which are part of the Branch Deposits or otherwise relating to the Branch Deposits; and

                  (b) With respect to checks or drafts drawn against accounts which are Branch Deposits, Seller will cooperate with Purchaser and take all reasonable steps requested by Purchaser to ensure that, on and after the Closing Date, each such item which is coded for presentment to Seller or to any bank for the account of Seller is delivered to Purchaser in a timely manner and in accordance with applicable law and clearing house rules or agreement; and

                  (c) After Closing, Seller shall assist Purchaser for a period of 30 days in any research reasonably requested by Purchaser with respect to Branch Loans and Branch Deposits.

         Section 7.12 Interest Reporting. Seller shall report from January 1 of the calendar year of the Closing Date through the Closing Date all interest credited to, interest withheld from, and early withdrawal penalties charged to the Branch Deposits which are assumed by Purchaser under this Agreement. Purchaser shall report from the day after the Closing Date through the end of the calendar year all interest credited to, interest withheld from, and early withdrawal penalties charged to the Branch Deposits assumed by Purchaser. Said reports shall be made to the holders of these accounts and to the applicable Federal and State regulatory agencies.

         Section 7.13 Training Sessions. All training sessions and other staff meetings and other staff communications shall be coordinated with a designated Seller representative prior to any such sessions, meetings or communications.

         Section 7.14 Organization of Purchaser. NLIC shall take all such reasonable action as may be necessary to cause the organization of Purchaser and the performance by Purchaser of its obligations hereunder.

                                    Article 8
                       Conditions to Seller's Obligations

         The obligation of Seller to complete the transactions contemplated in this Agreement are conditioned upon fulfillment (or waiver by Seller), on or before the Closing Date, of each of the following conditions:

         Section 8.1 Representations and Warranties True. The representations and warranties made by Purchaser and NLIC in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Seller.

         Section 8.2 Obligations Performed. Purchaser and NLIC shall (a) deliver to Seller those items required by Section 4.5 hereof and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         Section 8.3 Regulatory Approval. The parties hereto shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein and approval for Purchaser to operate the Branch Office and all notice and waiting periods required by law to pass shall have passed and no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met.

         Section 8.4 No Adverse Litigation. On the Closing Date, no action, suit or proceeding shall be pending or threatened against Purchaser or NLIC which is reasonably likely to materially and adversely affect the transaction contemplated herein.

                                    Article 9
                 Conditions to Purchaser and NLIC's Obligations

         The obligation of Purchaser and NLIC to complete the transactions contemplated in this Agreement are conditioned upon fulfillment (or waiver by Purchaser), on or before the Closing Date, of each of the following conditions:

         Section 9.1 Representations and Warranties True. The representations and warranties made by Seller in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for any changes permitted by the terms hereof or consented to by Purchaser.

         Section 9.2 Obligations Performed. Seller shall (a) deliver to Purchaser those items required by Section 4.4 hereof and (b) perform and comply in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         Section 9.3 No Adverse Litigation or Change. On the Closing Date, no action, suit or proceeding shall be pending or threatened against Seller which is reasonably likely to (a) materially and adversely affect the Assets or the Branch Deposits or (b) materially and adversely affect the transactions contemplated herein.

         Section 9.4 Regulatory Approval. The parties hereto shall have received from the appropriate regulatory authorities approval of the transactions contemplated herein, and all notice and waiting periods required by law to pass shall have passed and no proceeding to enjoin, restrain, prohibit or invalidate such transactions shall have been instituted or threatened, and any conditions of any regulatory approval shall have been met. Purchaser and NLIC shall have completed the organization of Purchaser.

                                   Article 10
                                 Indemnification

         Section 10.1 Indemnification of Purchaser and NLIC. Seller agrees to indemnify and hold Purchaser and NLIC harmless from and against any claim, loss, liability, damage or expense that Purchaser or NLIC sustains or becomes subject to as a result of (a) the breach or nonfulfillment by Seller of any warranty, representation or covenant of Seller set forth herein, and (b) any claim against, or liability or obligation of, Seller which (i) is asserted against or sustained by Purchaser, NLIC, their agents or employees, and (ii) has not been expressly assumed by Purchaser or NLIC pursuant to this Agreement. Any such indemnification shall include any costs, including reasonable attorneys' fees incurred by Purchaser or NLIC, whether or not suit is brought, subject to
Section 10.3. Further, subject to Section 10.3, in the event Seller breaches any warranty or representation made in this Agreement or fails to perform any requirement or obligation undertaken in this Agreement, Seller agrees to pay all costs, including attorneys' fees (including at the appellate level), incurred by Purchaser or NLIC in the enforcement hereof, whether or not suit is brought. Any such demands or claims arising out of breach of warranties, covenants, or indemnities must be made prior to the expiration of the Warranty Period.

         Section 10.2 Indemnification of Seller. Purchaser and NLIC agree to jointly and severally indemnify and hold Seller harmless from and against any claim, loss, liability, damage or expense that Seller sustains or becomes subject to as a result of (a) the operation by Purchaser or NLIC of the Branch Office from and after the Effective Time, including but not limited to any and all current and long-term liabilities, contingent liabilities, environmental claims, workers' compensation claims, and sales and payroll taxes, (b) as a result of the breach or nonfulfillment by Purchaser or NLIC of any warranty, representation or covenant of such parties set forth herein, and (c) any claim against, or liability or obligation of, Seller which (i) is asserted against or sustained by Seller, its agents or employees and (ii) has been assumed by Purchaser or NLIC pursuant to this Agreement. Any such indemnification shall include any costs, including attorneys' fees incurred by Seller, whether or not suit is brought, subject to Section 10.3. Further, subject to Section 10.3, in the event Purchaser or NLIC breaches any warranty or representation made in this Agreement or fails to perform any requirement or obligation undertaken in this Agreement, Purchaser and NLIC jointly and severally agree to pay all costs, including reasonable attorneys' fees (including at the appellate level), incurred by Seller in the enforcement hereof, whether or not suit is brought. Any such demands or claims arising out of breach of warranties, covenants, or indemnities must be made prior to the expiration of the Warranty Period.

         Section 10.3 Defense and Settlement. A party seeking indemnification pursuant to this Article 10 (an "indemnified party") shall give prompt notice to the party from whom such indemnification is sought (the "indemnifying party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The parties agree to cooperate fully with each other in connection with the mitigation, defense, negotiation or settlement of any such legal proceeding, claim or demand, and in any event, all parties shall retain the right to participate in the defense of any such legal proceeding, claim or demand. The indemnified party shall assist the indemnifying party in the defense of any such action or proceeding. The indemnifying party shall have the right to, and shall at the request of the indemnified party, assume the defense of any such action or proceeding at its own expense so long as it conducts the defense actively and diligently and keeps the indemnified party apprised of all developments, including settlement offers, with respect to such action or proceeding. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless:

                 (a) The indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; or

                 (b) The named parties to any such suit, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable judgment of the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

An indemnifying party shall not be liable under this Section 10.3 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The indemnifying party may settle any claim without the consent of the indemnified party, but only if the sole relief awarded is monetary damages that are paid in full by the indemnifying party. An indemnified party shall, subject to its reasonable business needs, use reasonable efforts to minimize the indemnification sought from the indemnifying party hereunder. Notwithstanding the foregoing, no investigation by an indemnified party at or prior to the Closing shall relieve an indemnifying party of any liability hereunder, unless the indemnified party seeks indemnity in respect of a representation or warranty which it actually had reason to believe to be incorrect as a result of its investigation prior to the

Closing and the indemnified party intentionally failed to bring such belief to the attention of the indemnifying party prior to the Closing.

         Section 10.4 Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Article 10, no indemnification shall be required to be made by a party until the aggregate amount of all such claims by such party exceeds an aggregate of $10,000. Once such aggregate amounts exceed $10,000, such party (or parties, in the case of a party's affiliate) shall thereupon be entitled to indemnification for all amounts in excess of such $10,000. In addition, the parties shall have no obligation under this Article 10 for any consequential liability, damage or loss the indemnified party may suffer as the result of any demand, claim or lawsuit.

         Section 10.5 Exclusive Remedy. Notwithstanding anything contained in this Agreement or any agreement, document or instrument executed in connection therewith, the indemnification rights set forth in this Article 10, all of which are subject to the terms, limitations, and restrictions of this Article 10, shall be the exclusive remedy after Closing for monetary damages sustained as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement or any agreement, document or instrument executed in connection therewith, except claims arising out of Seller's fraud. Such limitations set forth in this Article 10 shall not impair the rights of any of the parties to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement or any agreement, document or instrument executed in connection therewith.

                                   Article 11
                                    Personnel

         Section 11.1 Responsibilities of Purchaser. Seller shall make available for employment by Purchaser all of Seller's employees working at the Branch Office on the Closing Date, and Purchaser will offer, for a period of at least ninety (90) days following the Closing Date, employment on an "at will" basis to all such employees, it being understood that nothing herein shall prohibit Purchaser from terminating an employee for cause. Notwithstanding the foregoing, in the event one of more employees working at the Branch Office on the Closing Date is a party to an employment and/or non-competition agreement (collectively the "Employee Agreements"), at Closing Seller shall assign, and Purchaser shall assume, all such Employee Agreements effective as of the Effective Time. The acceptance of Purchaser's offer of employment by any or all such employees shall not constitute a condition of Closing hereunder. Schedule 11.1 attached hereto and updated to the Closing Date sets forth a true, correct and complete list showing all such employees, their respective dates of hire and salary levels. Purchaser shall be liable, and shall indemnify and hold harmless Seller, for any salaries, wages, employee benefits, bonuses, or commissions earned or accrued by all such personnel after the Effective Time.

         Section 11.2 Benefit Plans. All employees hired by Purchaser in accordance with Section 11.1 above shall receive full credit for their prior service with Seller under Purchaser's benefit plans and policies, including its vacation and sick leave policies. As of the Closing Date, such employees and their dependents, if any, previously covered under Seller's health insurance plan shall be covered under Purchaser's health insurance plan without being subject to any pre-existing condition limitations or exclusions to the extent permissible under Purchaser's health insurance plan and except for those excluded under Seller's health insurance. Prior to Closing, each of Seller and Purchaser shall have provided to the other copies of the summary plan descriptions of all employee benefit plans.

                                   Article 12
                                  Miscellaneous

         Section 12.1 Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following:
(i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States mail, registered or certified, return receipt requested, and addressed as follows:

       (a)      If to Purchaser, to:     [Newbank], in organization

                                         ___________________________

                                         ___________________________

                                         ___________________________

                                         Attn: _____________________

                with a copy to:          Leatherwood Walker Todd & Mann, P.C.
                                         P.O. Box 87
                                         Greenville, SC 29602
                                         Attn: James L. Rogers, Jr., Esquire

       (b)      If to NLIC, to:          Nuevo Latino Investment Company, L.L.C.

                                         ___________________________

                                         ___________________________

                                         ___________________________

                                         Attn: _____________________

                with a copy to:          Leatherwood Walker Todd & Mann, P.C.
                                         P.O. Box 87
                                         Greenville, SC 29602
                                         Attn: James L. Rogers, Jr., Esquire

       (c)      If to Seller, to:        CapitalBank
                                         P.O. Box 218
                                         1402-C Highway 72
                                         Greenwood, South Carolina 29649
                                         Attn: William G. Stevens

                with a copy to:          Nexsen, Pruet, Jacobs & Pollard, LLC
                                         P.O. Drawer 2426
                                         Columbia, South Carolina 29202
                                         Attn: Julian Hennig III, Esquire

The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

       Section 12.2 Conditions for Termination. In addition to the provisions for termination as provided elsewhere in this Agreement, this Agreement shall terminate and be of no further force or effect as between the parties, except as to liability for breach of any duty or obligation arising prior to the date of termination, upon the occurrence of any of the following:

               (a) The expiration of thirty (30) calendar days after any governmental agency shall have denied or refused to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said thirty (30) day period Purchaser and Seller agree to submit or resubmit an application to, or appeal the decision of, the regulatory authority which denied or refused to grant approval thereof;

               (b) The expiration of thirty (30) calendar days from the date that Purchaser or Seller has given notice to the other of such other party's material breach of any covenant or failure to fulfill any condition to such party's performance under this Agreement; provided, however, that no such termination shall take effect if within said thirty (30) day period the party so notified shall have fully and completely corrected the grounds for termination as specified in such notice;

           (c) Upon the failure to consummate the transaction on or before 120 days after the execution of this Agreement as set forth in Section 4.1 above, on the terms set forth therein or unless such date is extended in writing agreed to by both parties; and

           (d)  Upon mutual consent of the parties to terminate.

     Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have the right to terminate this Agreement on account of its own breach, a breach by its affiliate, or any immaterial breach by another party.

     Section 12.3 Effect of Termination. No termination of this Agreement pursuant to this Article 12 or for any reason or in any manner shall release, or be construed to release, a party hereto from liability or damage to another party arising out of, in connection with, or otherwise relating to, directly or indirectly, such party's breach, default or failure in performance of any material covenants, agreements, duties or obligations arising hereunder.

     Section 12.4 Rights Upon Default. The parties hereto each acknowledge that the rights of the other to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made in this Agreement, then the other party may be without adequate remedy at law. The parties each agree, therefore, that in the event that any of them violates or fails or refuses to perform any covenant or agreement made in this Agreement, any other party may, in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

     Section 12.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the undersigned parties and their respective successors and permitted assigns (and to or for the benefit of no other person or entity whatsoever). Except for such assignments as may be necessary to effect the transactions through wholly-owned subsidiaries of the parties hereto, no assignment of this Agreement shall be made by the parties prior to the Closing without the prior written consent of all parties.

     Section 12.6 Governing Law. Except as required by federal law, this Agreement shall be controlled, construed and enforced in accordance with the laws of South Carolina.

     Section 12.7 Announcements. The parties agree that the terms and conditions of the transactions contemplated in this Agreement are to remain confidential, except and only to the extent that applicable law requires disclosure (and then notice of such disclosure shall be given to the other). Any announcement or notice to third parties or to the public concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated between the parties hereto. Notwithstanding the foregoing, Purchaser acknowledges and agrees that Seller is subject to, and nothing contained herein shall be deemed to hinder in any way Seller's compliance with, certain disclosure obligations pursuant to the rules and regulations promulgated by the Securities and Exchange Commission concerning the transaction contemplated herein.

     Section 12.8 Confidentiality. The parties agree that all information provided to the other parties hereunder (other than information which is a matter of public knowledge or which has heretofore been published in any publication for public distribution or filed as public information with any governmental authority) is confidential and shall be used by the other parties only for the purposes hereof.

Should this Agreement be terminated for any reason, each party shall return all such information, including all copies, to the other party or parties.

       Section 12.9 Integration. This Agreement and other agreements, documents, and instruments to be delivered pursuant hereto supersedes all prior negotiations, agreements and understandings between the parties and shall constitute the entire agreement of the parties with respect to the subject matter hereof, and may not be altered or amended except in a writing signed by the parties.

       Section 12.10 Waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same; and no waiver by a party of any provision (or breach of a provision) hereof, whether by conduct or otherwise, in any one or more instances shall be denied or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision or breach hereof.

       Section 12.11 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof.

       Section 12.12 Expenses. Except as otherwise provided in this Agreement, all legal, accounting and other costs and expenses incurred in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby shall be borne and paid by the party incurring such costs and expenses, and neither party shall be obligated for any cost or expense incurred by the other party.

       Section 12.13 Severability. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of the other provisions of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

       Section 12.14 Time of the Essence. Due to the sensitive nature of this transaction, it understood and agreed that time is of the essence of this Agreement.

       Section 12.15 No Inference Against Author. No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

       Section 12.16 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but which together shall constitute one and the same original.

                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the parties have duly executed this Purchase and Assumption Agreement as of the day first above written.

                                   PURCHASER:

                                   [NEWBANK] (In Organization)

_________________________          By: _______________________________
Witness                            Print Name:________________________


                                   NLIC:

                                   NUEVO LATINO INVESTMENT COMPANY, L.L.C.


_________________________          By:  ______________________________
Witness                            Print Name:________________________
                                   Its:  Member

                                   SELLER:

                                   CAPITALBANK


_________________________          By:    ____________________________
Witness                                   William G. Stevens
                                   Its:   President and Chief Executive Officer

                                    EXHIBIT A

                 ASSIGNMENT AND ASSUMPTION OF SUBLEASE AGREEMENT

                                    EXHIBIT B

                                  BILL OF SALE

     THIS BILL OF SALE is dated as of this ____ day of ___________, 20___, by CapitalBank, a South Carolina banking corporation ("Seller").

                                    Preamble:

     WHEREAS, Seller and [Newbank] ("Purchaser"), a South Carolina banking corporation, have entered that certain Purchase and Assumption Agreement dated as of _____________________, 20___, (the "Agreement"),

     WHEREAS, capitalized terms, not otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement;

     WHEREAS, the Agreement provides for the sale by Seller to Purchaser of the Assets;

                                   Agreement:

     NOW, THEREFORE, Seller, for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, set over, convey and transfer to Purchaser all of its right, title and interest in and to the following assets (the "Assets") to be effective at 12:01 a.m., _____________, 20___ (the "Effective Time"):

          (1)  The Branch Property; and

          (2) All currency and coins on hand in the Branch Office at the close of business on the ___________, 20___;

          (3)  the Cash Items; and

          (4)  Any other Asset to be transferred pursuant to the Agreement.

     Notwithstanding anything to the contrary, none of the Excluded Assets shall be transferred hereby.

     This Bill of Sale shall be binding upon, and shall inure to the benefit of, Seller, Purchaser and each of their successors and assigns and shall be subject to the terms and conditions of the Agreement.

     This Bill of Sale incorporates by reference the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed by its duly authorized officers as of the day and year first above written.

ATTEST:                                            CAPITALBANK


____________________                               By: _________________________
Secretary                                              William G. Stevens
                                                   Title: President and Chief
                                                          Executive Officer

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into as of this ____ day of _________________, 20____, by and between [Newbank], a South Carolina banking corporation ("Purchaser"), and CapitalBank, a South Carolina banking corporation ("Seller").

                                    Preamble:

     WHEREAS, Purchaser and Seller have entered into that certain Purchase and Assumption Agreement dated as of _________________________, 20____ (the
"Agreement");

     WHEREAS capitalized terms, not otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement;

     WHEREAS the Agreement provides for the assignment by Seller of all of its rights and interests in and to certain loans, leases, contracts, deposit accounts and other liabilities related to the Branch Office, and the assumption by Purchaser of such liabilities and obligations thereunder, all as more particularly set forth in the Agreement.

                                   Agreement:

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, receipt of which is hereby acknowledged by Purchaser and Seller, Seller hereby assigns, transfers and sets over to Purchaser all of Seller's rights and interest to, and Purchaser does hereby assume all of Seller's liabilities and obligations in connection with, the following assets (the "Assets") to be effective at 12:01 a.m., ___________, 20___:

          (a) All of the Branch Loans, a complete listing of which is set forth on Schedule 2.1(e) attached hereto;

          (b) the Safe Deposit Leases;

          (c) the Equipment Leases;

          (d) the Employee Agreements;

          (e) the Branch Deposits and all obligations of Seller to provide services incidental to the Branch Deposits, except the Excluded Deposits;

          (f) the Branch Sublease; and

          (g) any other rights assigned to and liabilities expressly undertaken or assumed by Purchaser under the Agreement, including those rights and liabilities set forth on Schedule 2.3(c) of the Agreement (a copy of which is attached hereto).

     Notwithstanding anything to the contrary, Purchaser shall not assume any liabilities not expressly assumed under the Agreement. This Assignment incorporates by reference the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

Attest:                                         [NEWBANK]

______________________                 By:____________________________________
Secretary                              Print Name:____________________________
                                       Its: President

Attest:                                CAPITALBANK


______________________                 By:___________________________________
Secretary                                   William G. Stevens
                                       Its President and Chief Executive Officer

                Schedules to Assignment and Assumption Agreement

Schedule 2.1(e):

               (1) All loans fully secured by any Branch Deposit, including the following:

               [See attached]

               (2) All checking lines of credit or overdraft checking balance linked to any Branch Deposit, including the following:

               [See attached]

               (3) the other loans listed below:

               [See attached]


Schedule 2.3(c):

               Other Liabilities Assumed

               [see attached]

                                 Schedule 2.1(b)

                                 Branch Property

                                 Schedule 2.1(e)

                                  Branch Loans

                                 Schedule 2.1(f)

                               Safe Deposit Leases

                                 Schedule 2.1(g)

                                Equipment Leases

                                 Schedule 2.2(b)

                                 Excluded Assets

      1. Seller's signage or portion thereof containing Seller's name and/or logo.

      2. Seller's rights in the names "Community Capital Corporation", "CapitalBank", or any combination or derivation thereof, corporate logos, trademarks, trade names, service marks and service names, and any other similar intellectual property, together with any paper stock, forms and other supplies containing such names or intellectual property.

      3. Computer Software to be identified to Seller by Purchaser before the Closing Date.

                                 Schedule 2.3(a)

                                 Branch Deposits

                                 Schedule 2.3(c)

                             Additional Liabilities

                                 Schedule 2.4(a)

                                Excluded Deposits

                                 Schedule 3.1(e)

                    Calculation of Premium on Branch Deposits

         For purposes of this Agreement, the "Premium on Branch Deposits" shall be determined and calculated as follows:

         A. In the event the Branch Deposits at the Effective Time are less than $10,000,000, the Premium on Branch Deposits shall be equal to $1,050,000.

         B. In the event the Branch Deposits at the Effective Time are equal to or greater than $10,000,000, but less than $12,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 10.50% of the Branch Deposits at the Effective Time, or (ii) $1,200,000.

         C. In the event the Branch Deposits at the Effective Time are equal to or greater than $12,000,000, but less than $16,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 10.00% of the Branch Deposits at the Effective Time, or (ii) $1,520,000.

         D. In the event the Branch Deposits at the Effective Time are equal to or greater than $16,000,000, but less than $20,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 9.50% of the Branch Deposits at the Effective Time, or (ii) $1,750,000.

         E. In the event the Branch Deposits at the Effective Time are equal to or greater than $20,000,000, but less than $24,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 8.75% of the Branch Deposits at the Effective Time, or (ii) $1,980,000.

         F. In the event the Branch Deposits at the Effective Time are equal to or greater than $24,000,000, but less than $28,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 8.25% of the Branch Deposits at the Effective Time, or (ii) $2,170,000.

         G. In the event the Branch Deposits at the Effective Time are equal to or greater than $28,000,000, but less than $32,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 7.75% of the Branch Deposits at the Effective Time, or (ii) $2,320,000.

         H. In the event the Branch Deposits at the Effective Time are equal to or greater than $32,000,000, but less than $36,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 7.25% of the Branch Deposits at the Effective Time, or (ii) $2,430,000.

         I. In the event the Branch Deposits at the Effective Time are equal to or greater than $36,000,000, but less than $40,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 6.75% of the Branch Deposits at the Effective Time, or (ii) $2,500,000.

         J. In the event the Branch Deposits at the Effective Time are equal to or greater than $40,000,000, but less than $44,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 6.25% of the Branch Deposits at the Effective Time, or (ii) $2,697,200.

         K. In the event the Branch Deposits at the Effective Time are equal to or greater than $44,000,000, but less than $48,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 6.13% of the Branch Deposits at the Effective Time, or (ii) $2,846,400.

                            Schedule 3.1(e) continued

         L. In the event the Branch Deposits at the Effective Time are equal to or greater than $48,000,000, but less than $52,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 5.93% of the Branch Deposits at the Effective Time, or (ii) $2,979,600.

         M. In the event the Branch Deposits at the Effective Time are equal to or greater than $52,000,000, but less than $56,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 5.73% of the Branch Deposits at the Effective Time, or (ii) $3,096,800.

         N. In the event the Branch Deposits at the Effective Time are equal to or greater than $56,000,000, but less than $60,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 5.53% of the Branch Deposits at the Effective Time, or (ii) $3,198,000.

         O. In the event the Branch Deposits at the Effective Time are equal to or greater than $60,000,000, but less than $64,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 5.33% of the Branch Deposits at the Effective Time, or (ii) $3,283,200.

         P. In the event the Branch Deposits at the Effective Time are equal to or greater than $64,000,000, but less than $68,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 5.13% of the Branch Deposits at the Effective Time, or (ii) $3,400,000.

         Q. In the event the Branch Deposits at the Effective Time are equal to or greater than $68,000,000, but less than $74,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 5.00% of the Branch Deposits at the Effective Time, or (ii) $3,663,000.

         R. In the event the Branch Deposits at the Effective Time are equal to or greater than $74,000,000, but less than $78,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 4.95% of the Branch Deposits at the Effective Time, or (ii) $3,822,000.

         S. In the event the Branch Deposits at the Effective Time are equal to or greater than $78,000,000, but less than $82,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 4.90% of the Branch Deposits at the Effective Time, or (ii) $3,977,000.

         T. In the event the Branch Deposits at the Effective Time are equal to or greater than $82,000,000, but less than $86,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 4.85% of the Branch Deposits at the Effective Time, or (ii) $4,128,000.

         U. In the event the Branch Deposits at the Effective Time are equal to or greater than $86,000,000, but less than $90,000,000, the Premium on Branch Deposits shall be equal to the lesser of (i) 4.80% of the Branch Deposits at the Effective Time, or (ii) $4,275,000.

         V. In the event the Branch Deposits at the Effective Time are equal to or greater than $90,000,000, the Premium on Branch Deposits shall be equal to 4.75% of the Branch Deposits at the Effective Time.

                                  Schedule 11.1

                                    Employees